INVESTOR REFERENCE BOOK Last updated August 19, 2016 HealthSouth is a leading provider of post-acute healthcare services, offering both facility-based and home-based post-acute services in 34 states and Puerto Rico through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies.

2 The information contained in this presentation includes certain estimates, projections and other forward- looking information that reflect HealthSouth's current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, and business model. These estimates, projections and other forward-looking information are based on assumptions HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in HealthSouth's Form 10‑K for the year ended December 31, 2015, Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, and in other documents HealthSouth previously filed with the SEC, many of which are beyond HealthSouth's control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. HealthSouth's Form 8-K, dated August 19, 2016 to which the following supplemental information is attached as Exhibit 99.1, provides further explanation and disclosure regarding HealthSouth's use of non- GAAP financial measures and should be read in conjunction with this supplemental information. Forward-Looking Statements

3 Table of Contents Guidance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4-8 The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9-25 Business Outlook: 2016 to 2018 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26-32 Growth. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33-45 Alternative Payment Models . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46-59 Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60-65 Information Technology . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66-69 Operational Metrics . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70-75 Industry Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76-88 Segment Operating Results . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89-94 Reconciliations to GAAP and Share Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 95-118 End Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119-122

4 Guidance (as of August 19, 2016)

5 Refer to pages 119-122 for end notes. Revised Guidance - as of August 19, 2016 Adjusted EBITDA Adjusted Earnings per Share from Continuing Operations Attributable to HealthSouth(1) Net Operating Revenues Previous Full-Year Guidance (Provided on April 26, 2016) Revised 2016 Full-Year Guidance (Provided Initially on July 28, 2016) - Net Operating Revenues $3,600 million to $3,700 million Adjusted EBITDA $775 million to $795 million Adjusted Earnings per Share from Continuing Operations Attributable to HealthSouth(1) $2.44 to $2.56 Projected Growth Over 2015 $3,580 million to $3,680 million $770 million to $790 million $2.37 to $2.49 13% to 17% 13% to 17% 8% to 14% +$20 million +$5 million +$0.07 per share

Guidance Considerations

Inpatient Rehabilitation

- **Full-year contribution from Reliant and other 2015 acquisitions and openings**
  - Transitioning to HLS business model
- **Continued evolution of payor mix**
  - Managed care and Medicaid increases expected to moderate in 2016 as compared to 2015
- **Estimated 1.6% increase in Medicare pricing for Q1 through Q3; 1.9% for Q4**
- **Merit increase of 2.5% to 3.0% effective October 1, 2016**
- **Moderating increase in group medical expense compared to increase experienced in 2015**
- **Bad debt expense of 1.8% to 2.0% of net operating revenues in 2016**

Home Health and Hospice

- **Full-year contribution from CareSouth and other 2015 acquisitions and openings**
  - Transitioning to Encompass business model
- **Estimated 1.7% decrease in Medicare pricing (effective January 1, 2016)**
- **Estimated $1.5 million negative impact in Q4 2016 based on 2017 proposed rule (applicable to all episodes that end after December 31st) - See page 28.**
- **Increase in administrative costs related to pre-claim review demonstration**
- **Clinical collaboration with HealthSouth IRFs**

Consolidated

- **Redemption of 2022 Notes**
  - Redemption of remaining outstanding principal balance of $76 million in September 2016
- **Diluted share count of 100.0 million shares**
- **Tax rate of approximately 41%**

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7 Adjusted Free Cash Flow(2) and Tax Assumptions Reconciliations to GAAP provided on pages 95-117. Refer to pages 119-122 for end notes. Certain Cash Flow Items (millions) 6 Months 2016 Actual 2016 Assumptions 2015 Actual • Cash interest expense (net of amortization of debt discounts and fees) $81.2 $160 to $165 $128.6 • Cash payments for taxes, net of refunds $7.7 $15 to $30 $9.4 • Working Capital and Other $22.1 $60 to $80 $69.2 • Maintenance CAPEX $40.6 $95 to $105 $83.1 • Dividends paid on preferred stock(3) $— $— $3.1 • Adjusted Free Cash Flow $244.8 $395 to $465 $389.0 Quarterly free cash flow for the remainder of 2016 will be impacted by the timing of income tax payments and maintenance capital expenditures, as well as changes in working capital. u Revised cash interest expense assumptions due to the redemptions of the 2022 Notes u Decreased estimated cash payments for federal taxes based on current tax planning opportunities u Lowered upper end of range for maintenance capital expenditures due to revised expectations around timing of projects u GAAP Tax Considerations: Ÿ Gross federal NOL of ~ $72 million as of June 30, 2016 Ÿ Remaining valuation allowance of ~$28 million related to state NOLs

8 Note: 2015 amounts for debt borrowings include ~$208 million related to the Reliant hospitals' capital lease obligations.See the debt schedule on page 64. Refer to pages 119-122 for end notes. Free Cash Flow Priorities (In Millions) 6 Months 2016 2016 2015 Actuals Assumptions Actuals IRF bed expansions $10.5 $20 to $30 $20.8 New IRF’s - De novos 37.5 70 to 90 47.8 - Acquisitions — 0 to 20 786.2 New home health and hospice acquisitions 9.4 30 to 40 200.2 $57.4 $120 to $180 $1,055.0 6 Months 2016 2016 2015 Actuals Assumptions Actuals Debt redemptions (borrowings), net $85.0 $TBD $(1,060.3) Leased property purchases — TBD — Cash dividends on common stock(4) 41.9 84 77.2 Common stock repurchases 24.1 TBD 45.3 $151.0 $TBD $(937.8) Shareholder Distributions Growth in Core Business Debt Reduction Highest Priorit y • Redeemed $100 million of 2022 Notes in first half of 2016 • Issued notice for redemption of remaining outstanding principal balance of $76 million of 2022 Notes to be completed in September 2016 Increased quarterly cash dividend to $0.24 per common share ~$137 million authorization remaining as of June 30, 2016

9 The Company

10 Note: One of the 121 IRFs and two of the 182 adult home health locations are nonconsolidated. These locations are accounted for using the equity method of accounting. HealthSouth: A Leading Provider of Post-Acute Care 58% of HealthSouth's IRFs are located within a 30-mile radius of an Encompass location. Inpatient Rehabilitation Portfolio - As of June 30, 2016 121 Inpatient Rehabilitation Hospitals • 34 operate as joint ventures with acute care hospitals 29 Number of States (plus Puerto Rico) ~ 27,900 Employees Key Statistics - Trailing 4 Quarters ~ $2.9 Billion Revenue 160,100 Inpatient Discharges 628,650 Outpatient Visits Encompass Home Health and Hospice Portfolio – As of June 30, 2016 182 Home Health Locations 7 Pediatric Home Health Locations 29 Hospice Locations 24 Number of States ~ 7,600 Employees Key Statistics - Trailing 4 Quarters ~ $609 million Revenue 165,857 Home Health Episodes 2,743 Hospice Admissions IRF Marketshare 11% of IRFs 21% of Licensed Beds 28% of Patients Served Home Health and Hospice Marketshare 4th largest provider of Medicare-certified skilled home health services

11 Inpatient Rehabilitation Segment Major Services • Rehabilitation Physicians: manage and treat medical conditions and oversee rehabilitation program • Rehabilitation Nurses: provide personal care and oversee treatment plan for patients • Physical Therapists: address physical function, mobility, strength, balance, and safety • Occupational Therapists: promote independence through activities of daily living (ADLs) • Speech-Language Therapists: address speech/voice functions, swallowing, memory/cognition, and language/communication • Case Managers: coordinate care plan with physician, caregivers and family • Post-Discharge Services: outpatient therapy and Encompass home health and hospice Inpatient Rehabilitation Hospitals ("IRFs") Refer to pages 119-122 for end notes. 102 of HealthSouth's hospitals hold one or more disease- specific certifications from The Joint Commission’s Disease-Specific Care Certification Program.(5)

12 Major Services • Skilled Nurses: comprehensively assess, teach, train, and manage care related to injury or illness • Home Health Aides: provide personal care and assistance with ADLs • Physical Therapists: address physical function, mobility, strength, balance, and safety • Occupational Therapists: promote independence through training on self-management of ADLs • Speech-Language Therapists: address speech/voice functions, swallowing, memory/cognition, and language/communication • Medical Social Workers: provide assessment of social and emotional factors; assist with obtaining community resources Home Health and Hospice Segment (Encompass) Home Health Agencies ("HHAs") Encompass offers a number of evidence-based specialty programs related to: Post-Operative Care, Fall Prevention, Chronic Disease Management, and Transitional Care.

13 States with an Encompass presence Encompass Partnership • 4th largest provider of Medicare-focused (83% Medicare) skilled home health services in the U.S. with 218 locations across 24 states • Approx. 7,600 employees making 3.8 million total patient visits annually • Approx. revenue of $609 million for trailing 4 quarters* * CareSouth acquired on November 2, 2015. Equity Structure HealthSouth EncompassManagement Encompass 16.7%83.3% Partnership formed December 31, 2014

14 IRF-Home Health Clinical Collaboration (all discharges) * Generally defined as a HealthSouth IRF located within a 30-mile radius of an Encompass location. All Markets Q2 2015 Q2 2016 17,907 19,977 2,116 3,23810.6%Collaboration Rate 13.9% Collaboration Rate Overlap Markets* Q2 2015 Q2 2016 9,041 10,307 2,037 3,191 18.4% Collaboration Rate 23.6% Collaboration Rate HealthSouth IRF Discharges to non-Encompass Home Health HealthSouth IRF Discharges to Encompass Home Health

15 Managed Care Per Diem/Visit or CMG/Episodes - Negotiated rate - Some are “tiered” for acuity/severity Per Diem/Visit or CMG/Episodes - Negotiated rate - Some are “tiered” for acuity/severity Other Variety of methodologies Prospective Payment System (“PPS”) - IRF: Paid per discharge by Case Mix Group (“CMG”) - Home Health: Paid per 60-day episode of care by Home Health Resource Group (“HHRG”) • An episode is paid in two installments: 1) Request for Anticipated Payment (“RAP”) 2) Final bill after episode is complete Medicare Varies by state Medicare Advantage Medicaid Payors (Q2 2016) Payor Source Payment Methodology% of Revenues 82.3%73.1% 9.0% 7.8% 3.7% 11.5% 2.9% 4.8%4.7% 0.2% Inpatient Rehab Segment Home Health & Hospice Segment

16 Acute Care Hospitals -- 37% Physician Offices / Community -- 34% IRFs / LTCHs / SNFs -- 29% IRF Patient Mix Referral Sources: Rehabilitation Impairment Category* (Q2 2016): • Physicians and acute care hospital case managers are key decision makers. • All IRF patients must meet reasonable and necessary criteria and must be admitted by a physician. • All IRF patients must be medically stable and have potential to tolerate three hours of therapy per day (minimum). • IRF patients receive 24-hour, 7 days a week nursing care. • Average length of stay = 12.8 days Admission to an IRF: Average Age of a HealthSouth Patient: All Patients = 71 Medicare FFS = 76 RIC 01 Stroke 17.4% RIC 02/03 Brain dysfunction 9.1% RIC 04/05 Spinal cord dysfunction 3.9% RIC 06 Neurological conditions 20.8% RIC 07 Fracture of lower extremity 8.0% RIC 08 Replacement of lower extremity joint 5.3% RIC 09 Other orthopedic 10.0% RIC 10/11 Amputation 2.5% RIC 14 Cardiac 4.8% RIC 17/18 Major multiple trauma 5.1% RIC 20 Other disabling impairments 9.8% — All other RICs 3.3% Home Health Patient Mix Acute Care Hospitals -- 92% Physician Offices / Community -- 7% Skilled Nursing Facilities -- 1% Referral Sources: • For Medicare, a patient must be confined to the home and need skilled services. • The patient must be under the care of a physician and receive services under a home health plan of care established and periodically reviewed by a physician. • Medicare also requires a face-to-face encounter related to the primary reason the patient requires home health services with a physician or an allowed non-physician practitioner. Admission to home health: Average Age of an Encompass Patient: All Patients = 76 Medicare FFS = 77 100 90 80 70 60 50 40 30 20 10 Pe rc en ta ge 24.0% 36.7% 31.9% 85.1% Age 85+ Lives alone Has 2 or more ADL limitations Has 3 or more chronic conditions Demographics of all Medicare Home Health Users**: * Rehabilitation Impairment Categories (RICs) represent how HealthSouth admitted the patient; BPCI/CJR (pages 51-58) uses Diagnostic-Related Groups (DRGs) which represent how the acute care hospital discharged the patient. ** Source: Avalere Health and Alliance for Home Health Quality and Innovation Home Health Chart Book 2015

17 2014 2015 YTD 2016 10.6% 10.6% 10.5% 10.7% 10.6% 10.7% 2014 2015 YTD 2016 14.5% 13.9% 13.0% 11.4% 10.7% 10.2% 2014 2015 YTD 2016 74.4% 75.2% 75.7% 77.1% 78.0% 78.5% Home Health QualityIRF Quality Discharge to Community Discharge to Skilled Nursing Discharge to Acute Hospital Percent of cases discharged to the community, including home or home with home health. Higher is better. Percent of patients discharged to a skilled nursing facility. Lower is better. Percent of patients discharged to an acute care hospital. Lower is better. Refer to pages 119-122 for end notes. 3.8 3.2 Quality of Care Star Ratings(7) 99% of Encompass' home health agencies are 3 Stars or higher 3.8 3.7 Patient Satisfaction Star Ratings(7) 97% of Encompass' home health agencies are 3 Stars or higher Encompass National Average 15.1% 16.9% 30-Day Readmission Rate Percent of patients readmitted to an acute care hospital. Lower is better. 180 bps bette r UDSMR(6) HealthSouth

Independent Research Concludes IRFs are a Better Rehabilitation Option than SNFs



AHA/ASA Guideline

Guidelines for Adult Stroke Rehabilitation and Recovery

A Guideline for Healthcare Professionals From the American Heart Association/American Stroke Association

Endorsed by the American Academy of Physical Medicine and Rehabilitation and the American Society of Neurorehabilitation

The American Academy of Neurology affirms the value of this guideline as an educational tool for neurologists and the American Congress of Rehabilitation Medicine also affirms the educational value of these guidelines for its members

Carolee J. Winstein, PhD, PT, Chair; Joel Stein, MD, Vice Chair; Ross Arena, PhD, PT, FAHA; Barbara Bates, MD, MBA; Leora R. Cherney, PhD; Steven C. Cramer, MD; Frank Deruyter, PhD; Janice J. Eng, PhD, BSc; Beth Fisher, PhD, PT; Richard L. Harvey, MD; Catherine E. Lang, PhD, PT; Marilyn MacKay-Lyons, BSc, MScPT, PhD; Kenneth J. Ottenbacher, PhD, OTR; Sue Pugh, MSN, RN, CNS-BC, CRRN, CNRN, FAHA; Mathew J. Reeves, PhD, DVM, FAHA; Lorie G. Richards, PhD, OTR/L; William Stiers, PhD, ABPP (RP); Richard D. Zorowitz, MD; on behalf of the American Heart Association Stroke Council, Council on Cardiovascular and Stroke Nursing, Council on Clinical Cardiology, and Council on Quality of Care and Outcomes Research

Purpose—The aim of this guideline is to provide a synopsis of best clinical practices in the rehabilitative care of adults recovering from stroke.

Methods—Writing group members were nominated by the committee chair on the basis of their previous work in relevant topic areas and were approved by the American Heart Association (AHA) Stroke Council's Scientific Statement Oversight Committee and the AHA's Manuscript Oversight Committee. The panel reviewed relevant articles on adults using computerized searches of the medical literature through 2014. The evidence is organized within the context of the AHA framework and is classified according to the joint AHA/American College of Cardiology and supplementary AHA methods of classifying the level of certainty and the class and level of evidence. The document underwent extensive AHA internal and external peer review, Stroke Council Leadership review, and Scientific Statements Oversight Committee review before consideration and approval by the AHA Science Advisory and Coordinating Committee.

Results—Stroke rehabilitation requires a sustained and coordinated effort from a large team, including the patient and his or her goals, family and friends, other caregivers (eg, personal care attendants), physicians, nurses, physical and occupational therapists, speech-language pathologists, recreation therapists, psychologists, nutritionists, social workers, and others. Communication and coordination among these team members are paramount in maximizing the effectiveness and efficiency of rehabilitation and underlie this entire guideline. Without communication and coordination, isolated efforts to rehabilitate the stroke survivor are unlikely to achieve their full potential.

"**Whenever possible, the American Stroke Association strongly recommends that stroke patients be treated at an inpatient rehabilitation facility rather than a skilled nursing facility**. While in an inpatient rehabilitation facility, a patient participates in at least three hours of rehabilitation a day from physical therapists, occupational therapists, and speech therapists. Nurses are continuously available and doctors typically visit daily."*

"If the hospital suggests sending your loved one to a skilled nursing facility after a stroke, **advocate for the patient to go to an inpatient rehabilitation facility instead**..."*

"The studies that have compared outcomes in hospitalized stroke patients first discharged to an IRF, a SNF, or a nursing home have generally shown that **IRF patients have higher rates of return to community living and greater functional recovery**, whereas patients discharged to a SNF or a nursing home have higher rehospitalization rates and substantially poorer survival."**

100 of HealthSouth's IRFs hold The Joint Commission's Disease-Specific Care Certification in Stroke Rehabilitation.

* AHA/ASA press release, "Inpatient rehab recommended over nursing homes for stroke rehab," issued May 4, 2016 (newsroom.heart.org)

** "Guidelines for Adult Stroke Rehabilitation and Recovery," issued May 2016 (stroke.ahajournals.org)

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Clinical Initiatives to Further Improve Quality



Reduce Acute Care Transfers
(tracked in the IRF QRP*)

Problem:
Acute care transfers can negatively influence patient outcomes and result in unnecessary health care expenditures and penalties.

Solution:
Utilize extensive proprietary database of IRF patients to engage in predictive modelling to identify patients at risk for acute care transfer and implement intervention strategies as part of the plan of care.



Medication Reconciliation
(tracked in the IRF QRP*)

Problem:
Medication errors are a common cause of adverse drug events which significantly increase a patient's risk of being readmitted to an acute care hospital.**

Solution:
Implement a multidisciplinary reconciliation process using HealthSouth's electronic medical records to further reduce the risk of medication errors upon admission to and discharge from a HealthSouth IRF.



Clinical Collaboration

Problem:
Poor coordination between healthcare providers can result in low-quality care, unnecessary duplication of services, and avoidable medical errors.

Solution:
Develop clinical protocols/ coordinated discharge planning between IRFs and home health agencies.

* IRF Quality Reporting Program
** Sources: http://archive.ahrq.gov/research/findings/factsheets/errors-safety/aderia/ade.html
https://www.ismp.org/newsletters/acutecare/showarticle.aspx?id=36

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20 Total Inpatient Rehabilitation Facilities: 1,133 IRF Cost Effectiveness(8) The Avg. Est. Total Payment per Discharge has not been reduced by 2% for sequestration.(12) Medicare pays HealthSouth less per discharge, on average, and HealthSouth treats a higher acuity patient. Avg. Beds per IRF Avg. Medicare Discharges per IRF(10) Case Mix Index(11) Avg. Est. Total Cost per Discharge for FY 2017 Avg. Est. Total Payment per Discharge for FY 2017 HLS(9) = 119 68 956 1.25 $12,645 $19,371 Free- Standing (Non-HLS) = 144 57 582 1.23 $16,653 $20,248 Hospital Units = 870 24 234 1.18 $19,879 $20,551 Total 1,133 33 354 1.21 $17,152 $20,153 Refer to pages 119-122 for end notes. HealthSouth differentiates itself by: ü “Best Practices” clinical protocols ü Supply chain efficiencies ü Sophisticated management information systems ü Economies of scale

21 2015 AverageRevenue Visits Effective Revenue Cost Episodes per Episode per Episode per Visit per Visit Encompass 137,568 $3,072 19 $162 $72 Public Peer Average 259,215 $2,732 17* $161 $84* Encompass Compared to Peer Average 12.4% 11.8% 0.6% (14.3)% Home Health Cost Effectiveness Average revenue per episode 12.4% higher due to higher acuity patient mix Cost per visit 14.3% lower due to market density & operational efficiency: ü Caregiver optimization ü Full utilization of Homecare Homebase (HCHB) ü Employee culture of excellence ü ~76% of visits conducted by full-time staff ü Daily monitoring of productivity Public peer average represents 2015 data from four publicly traded home health providers. * Only three of the four publicly traded companies reported visit counts.

22 IRF New-Store/Same-Store Growth 25.0 20.0 15.0 10.0 5.0 0.0 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016Discharges Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Fairlawn(13) 0.6% 1.9% 1.9% 2.0% 1.1% St. Vincent’s(14) 1.3% New Store 1.7% 2.5% 2.5% 2.0% 1.0% —% 0.6% 1.8% 4.4% 5.7% 15.6% 14.2% 11.7% Same Store* 3.3% 3.2% 1.3% 0.4% 1.4% 1.9% 2.2% 2.9% 2.8% 3.9% 3.0% 2.8% 1.9% Total by Qtr. 6.3% 5.7% 3.8% 2.4% 3.0% 3.8% 4.7% 6.7% 8.3% 9.6% 18.6% 17.0% 13.6% Total by Year 5.0% 3.5% 10.9% Same-Store Year* 2.5% 1.3% 3.2% Same-Store Year UDS(15) (0.7)% (0.2)% 1.3% Altamonte Springs, FL (50 beds) Johnson City, TN (26 beds) Newnan, GA (50 beds) Middletown, DE (34 beds) Augusta, GA (58 beds) Littleton, CO (40 beds) Stuart, FL (34 beds) Reliant (857 beds) Franklin, TN (40 beds) Lexington, KY (158 beds) Savannah, GA (50 beds) Hot Springs, AR (27 beds) * Includes consolidated HealthSouth inpatient rehabilitation hospitals classified as same store during each period Refer to pages 119-122 for end notes.

23 70.0 60.0 50.0 40.0 30.0 20.0 10.0 0.0 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Home Health New-Store/Same-Store Growth Admissions Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 New Store 11.9% 13.6% 15.7% 37.4% 43.5% 41.6% Same Store* —% —% —% —% 12.6% 11.1% Encompass owned locations** 10.9% 8.7% 10.3% 15.0% —% —% Total by Qtr. 22.8% 22.3% 26.0% 52.4% 56.1% 52.7% Total by Year 31.4% Same-Store Year* —% Encompass owned locations Year** 11.2% * Includes consolidated Encompass home health agencies classified as same store during each period ** Includes admissions for locations Encompass owned prior to HealthSouth acquisition on December 31, 2014, and HealthSouth's legacy agencies Acquired CareSouth (44 HHAs in 7 states) Note: In addition to completing the CareSouth acquisition, in 2015, Encompass opened four home health locations and acquired ten home health locations. In the first six months of 2016, Encompass opened two home health locations and acquired two home health locations.

24 • Largest provider of inpatient rehabilitation services • 4th largest provider of Medicare-certified skilled home health services • Consistent delivery of high-quality, cost-effective care • Enhanced utilization of technology (e.g., clinical, data management, and technology-enabled business processes) HLS: Strong and Sustainable Business Fundamentals • Effective labor management • Continued improvements in supply chain • Economies related to scale and market density Cost-Effectiveness • Strong balance sheet and liquidity, no significant near-term maturities (credit agreement matures in 2020; bonds mature in 2022** and beyond) • Substantial free cash flow generation • Attractive organic growth opportunities in both segments • Flexible inpatient rehabilitation de novo and acquisition strategy • Home health and hospice platform with track record of growth through acquisitions in highly fragmented industry segments • Portfolio of 121* IRFs as of June 30, 2016 P 84 owned and 37 leased Real Estate Portfolio Attractive Healthcare Sectors Growth Opportunities Cost-Effectiveness • Favorable demographic trends • Nondiscretionary nature of many conditions treated • Highly fragmented post-acute industries Industry Leading Position Financial Strength * Includes one nonconsolidated entity. ** Issued notice for redemption of remaining outstanding principal balance of $76 million of 2022 Notes to be completed in September 2016

25 Adjusted EPS(1) Track Record 2011 2012 2013 2014 2015 Trailing 4 Qtrs $2,027 $2,162 $2,273 $2,406 $3,163 $3,488($ millions) 2011 2012 2013 2014 2015 Trailing 4 Qtrs $466 $506 $552 $578 $683 $753 ’11-’15 CAGR = 10.0%($ millions) ’11-’15 CAGR = 11.8 % Adjusted EBITDA 2011 2012 2013 2014 2015 Trailing 4 Qtrs $1.20 $1.61 $1.94 $2.06 $2.24 $2.43 ’11-’15 CAGR = 16.9% 2011 2012 2013 2014 2015 Trailing 4 Qtrs $243 $268 $331 $311 $389 $460 Adjusted Free Cash Flow(2) ($ millions) ’11-’15 CAGR = 12.5 % Revenue CAGR = Compound annual growth rate; the average growth rate over a period of years. Reconciliations to GAAP provided on pages 95-117; Refer to pages 119-122 for end notes.

26 Business Outlook 2016 to 2018 (as of August 19, 2016)

Business Outlook: 2016 to 2018[16] (as of August 19, 2016)

Business Model

- *Adjusted EBITDA CAGR: 5% - 9% (2015 base-year Adjusted EBITDA includes a full-year estimate for Reliant and CareSouth)**
- *Continued strong free cash flow generation*

Strategy Component

	2016	2017	2018
Shareholder Distributions	• *Quarterly cash dividends* • *Opportunistic repurchases* - *(~$137 million authorization remaining as of June 30, 2016)*		
Strong Balance Sheet	• *Target financial leverage of 4.0x or below by year-end 2016*	• *Target financial leverage of 3.5x or below by year-end 2017*	• *Target leverage of approx. 3.0x, subject to opportunities for creating shareholder value*
Core Growth	• *Same-store IRF growth* • *New-store IRF growth (de novos, acquisitions/JVs)* • *Same-store home health and hospice growth* • *New-store home health and hospice growth (acquisitions)*		
Opportunistic Growth		• *Consider acquisitions of other complementary businesses*	
Key Operational Initiatives	• *Implement CIS: installed in 92 IRFs as of June 2016* • *Utilize information from CIS (ACE-IT & HCHB) to enhance outcomes, continuity of care, and patient experience (e.g., establish clinical protocols, reduce acute care transfers, and enhance medication reconciliation)* • *Participate in new delivery and payment models (ACOs; BPCI; CJR/SHFFT; CABG)*		

* This is a multi-year CAGR; annual results may fall outside the range.
Reconciliations to GAAP provided on slides 95-117.
Refer to pages 119-122 for end notes.

27

HEALTHSOUTH

28 * Outpatient and hospice, which services accounted for 4.4% of total operating revenues as of December 31, 2015,are not included in the pricing assumptions. Refer to pages 119-122 for end notes. • 10% to15% annual episode growth • Includes $35-$40 million per annum in agency acquisitions Volume Inpatient Rehabilitation* Home Health & Hospice* Medicare Pricing Approx. 73% of Revenue Approx. 83% of Revenue FY 2016 Q415-Q316 FY 2017 Q416-Q317 Final Rule FY 2018 Q417-Q318(17) CY 2016 Q116-Q416 CY 2017 Q117-Q417 Proposed Rule CY 2018 Q118-Q418(17) Market basket update 2.4% 2.7% 1.0% 2.3% 2.8% 1.0% Healthcare reform reduction (20) bps (75) bps - - - - Healthcare reform rebasing adjustment - - - (2.4%) (2.3%) - Healthcare reform coding intensity reduction - - - (0.9%) (0.9%) (0.9%) Outlier fixed dollar loss adjustment - - - - (0.1%) - Expiration of rural add-on - - - - - Approx. (0.7%) Healthcare reform productivity adjustment (50) bps (30) bps - (40) bps (50) bps - Net impact - all providers 1.7% 1.65% 1.0% (1.4%) (1.0%) (0.6%) Impact from case mix re-weighting - - - - (1.0%) - Impact from change in outlier calculation - - - - (1.0% to 2.0%) - Estimated impact to HealthSouth(18) 1.6% 1.9% (1.7%) (3.0% to 4.0%) Medicare Advantage & Managed Care Pricing Approx. 19% of Revenue Approx. 12% of Revenue Expected Increases 2-4% 2-4% 2-4% 0-2% 0-2% 0-2% Business Outlook: Revenue Assumptions 2% Sequestration(12) • 3+% annual discharge growth • 10+% annual episode growth• Includes $30-$40 million per annum in agency acquisitions

Business Outlook: Labor and Other Expense Assumptions

Inpatient Rehabilitation

Home Health and Hospice

Salaries and Benefits	2016	2017	2018
Merit increases	2.5-3.0%	2.75-3.25%	2.75-3.25%
Benefit costs increases	5-10%	5-10%	5-10%


Salaries
& Benefits
~70%
Hospital
Expenses
~30%

Percent of Salaries & Benefits	
Salaries	~ 90%
Benefits	~10%


Salaries
& Benefits
~85%
Other
Expenses
~15%

Hospital Expenses

- Other operating expenses and supply costs tracking with inflation

Home Health Expenses

- Other operating expenses and supply costs tracking with inflation

29

HEALTHSOUTH

IRF-PPS Fiscal Year 2017 Final Rule: Key Provisions

Update to Payment Rates

The final rule:

- Implemented a **net 1.65%** market basket **increase**
  - 2.7% market basket increase
  - (75 bps) Affordable Care Act reduction
  - (30 bps) Affordable Care Act productivity reduction
- Updated the outlier threshold
- Updated wage index values and continued the second year of a 3-year phase in for IRFs transitioning from rural to urban designations.

New Quality Reporting

CMS:

- Adopted four new claims-based quality reporting measures beginning October 1, 2016 to satisfy the reporting requirements of the IMPACT Act:
  - Discharge to Community;
  - Medicare Spending Per Beneficiary (MSPB);
  - Potentially Preventable 30-Day Post-Discharge Readmission Measure for IRFs; and
  - Potentially Preventable Within Stay Readmission Measure for IRFs.
- Adopted one new assessment-based quality measure beginning October 1, 2018: Drug Regimen Review Conducted with Follow-Up for Identified Issues.

Company Observations

Pricing:

- *Net pricing impact to HealthSouth expected to be approx. +1.9% for FY 2017 before sequestration[(12)] (see page 28)*
- *Because of its efficient cost structure, HealthSouth receives very few outlier payments despite higher acuity patients (see page 88)*

Quality:

- *HealthSouth will supplement existing quality reporting systems to meet the new requirements.*

Source: https://s3.amazonaws.com/public-inspection.federalregister.gov/2016-18196.pdf
Refer to pages 119-122 for end notes.

30

HEALTHSOUTH

HH-PPS Calendar Year 2017 Proposed Rule: Key Provisions

Update to Payment Rates

The proposed rule would:

- Implement a **net 2.3%** market basket **increase**
  - 2.8% market basket increase
  - (50 bps) Affordable Care Act productivity reduction
- Implement the final year of the four-year phase-in of the ACA mandated rebasing adjustment. The net rebasing reduction is approximately (2.3%).
- Implement the second year of a three-year nominal case-mix coding intensity reduction adjustment of (0.9%)
- Update the outlier fixed-dollar loss ratio from 0.45 to 0.56 resulting in an estimated reduction in payments of (0.1%)
- Recalibrate the case-mix weights to reflect current home health resource use and changes in utilization patterns
- Convert outlier payments from a cost-per-visit to a cost-per-unit methodology, with "per-visit" rates converted into 15 minute "per-unit" rates

New Quality Reporting

CMS proposes to:

- Adopt, for the CY 2018 payment determination, four measures to meet the requirements of the IMPACT Act:
  - Total Estimated Medicare Spending per Beneficiary (Claims Based);
  - Discharge to Community (Claims Based);
  - Potentially Preventable 30-Day Post-Discharge Readmission Measure (Claims Based); and
  - Drug Regimen Review Conducted with Follow-Up for Identified Issues (Patient Assessment Based)
- Remove 28 quality measures, beginning with CY 2017, and 6 process measures, beginning with CY 2018, due to CMS determining these measures have been "topped-out."

Company Observations

Pricing:

- *Net pricing impact to Encompass expected to be a reduction of approx. 3.0% - 4.0% for CY 2017 before sequestration[(12)]* *(see page 28)*
- *The recalibration of case-mix weights and the conversion of outlier payments to a cost-per-unit methodology are considered budget neutral in the proposed rule. However, these changes are expected to have a disproportionate impact on agencies, like Encompass, that treat higher acuity patients.*

Quality:

- *Encompass will supplement existing processes and systems to meet the new requirements*

Source:https://s3.amazonaws.com/public-inspection.federalregister.gov/2016-15448.pdf
Refer to pages 119-122 for end notes.

31

HEALTHSOUTH.

32 IMPACT Act of 2014 - Enacted October 6, 2014 Company observations and considerations with respect to the IMPACT Act: ▪ It was developed on a bi-partisan basis by the House Ways and Means and Senate Finance Committees and incorporated feedback from healthcare providers and provider organizations that responded to the Committees’ solicitation of post-acute payment reform ideas and proposals. ▪ It directs the United States Department of Health and Human Services (“HHS”), in consultation with healthcare stakeholders, to implement standardized data collection processes for post-acute quality and resource use measures. ▪ Although the IMPACT Act does not specifically call for the implementation of a new post-acute payment system, the Company believes this act will lay the foundation for possible future post-acute payment policies that would be based on patients’ medical conditions and other clinical factors rather than the setting where the care is provided. ▪ It will create additional data reporting requirements for the Company’s hospitals(19) and home health agencies. The precise details of these new reporting requirements, including timing and content, will be developed and implemented by the Centers for Medicare and Medicaid Services through the regulatory process that the Company expects will take place over the next several years. ▪ While the Company cannot quantify the potential financial effect of the IMPACT Act on HealthSouth, the Company believes any post-acute payment system that is data driven and focuses on the needs and underlying medical conditions of post-acute patients will be positive for providers who offer high-quality, cost- effective care. HealthSouth believes it is doing just that and expects this act will be positive for the Company. ▪ However, it will likely take years for the quality data to be gathered, standardized patient assessment data to be assembled and disseminated, and potential payment policies to be developed, tested and promulgated. As the nation’s largest owner and operator of inpatient rehabilitation hospitals, HealthSouth looks forward to working with HHS, the Medicare Payment Advisory Commission and other healthcare stakeholders on these initiatives. Source: https://www.govtrack.us/congress/bills/113/hr4994/text Refer to pages 119-122 for end notes.

33 Growth

34 Key Demographic Tailwind: Expanding Medicare Beneficiary Population Key Observations: • The growth rate of Medicare beneficiaries increased in 2011 to an approx. 3% CAGR as “baby boomers” started turning 65. • In 2030, the Medicare population is projected to increase to 81 million beneficiaries from 55 million beneficiaries today. Source: www.census.gov/population/projections/files/summary/NP2014-T9.xls; Center for Medicare & Medicaid Services, Medicare Trustees Report - June 2016 - pages 186, 191 Average Age of HealthSouth Patients IRF Home Health < 65 years 29% 11% 65 to 69 years 13% 11% 70 to 74 years 13% 13% 75 to 79 years 14% 15% 80 to 84 years 14% 17% 85 to 89 years 11% 17% > 90 years 6% 16%

35 1,600 1,400 1,200 1,000 800 600 400 200 0 125 120 115 110 105 100 95 90 85 80 2011 2012 2013 2014 2015 Projected 2016 % Increase in licensed beds 3% 3% 4% 18% 2% Total number of licensed beds 6,461 6,656 6,825 7,095 8,404 8,531* Total number of IRFs 99 100 103 107 121 123 Multi-faceted IRF Growth Strategy 2015 total bed count increase of approx. 18% Ÿ Reliant (857 IRF beds; 45 SNF beds) Ÿ Cardinal Hill (158 IRF beds;74 SNF beds) Ÿ Savannah, GA (50 beds) Ÿ Franklin, TN (40 beds) Ÿ Bed expansions, net (85 beds) De Novos Acquisitions/JVs Bed Expansions Total IRFsNew Beds 2016 projected bed count increase Ÿ Modesto, CA (50 beds) Ÿ Hot Springs, AR (40 beds) Ÿ Bryan, TX (49 beds) Ÿ Broken Arrow, OK (22 beds) Ÿ Bed expansions (110 beds) * 2016 projected number of licensed beds includes the disposal of 61 beds at Beaumont, TX (sold June 1, 2016) and 83 beds at Austin, TX (closed to patients on August 10, 2016 ).

36 Disciplined Approach to Joint Ventures / De Novos / Acquisitions Considerations: – Demographics – Forecasted growth in the number of patients requiring rehab-level of care – Presence of other IRFs; SNFs – Bed need – Geographic proximity to other HLS IRFs and Encompass agencies – Willingness of seller; interest of joint venture partners – HLS confidence in ability to close CA = confidentiality agreement IRF Growth Pipeline Typical Development Pipeline Factors: • CON process/timeline • Fair market valuation of contributed assets (joint ventures only) • Partnership complexities HLS Value Proposition CAPEX to build free-standing IRF, freeing up space for medical/surgical beds Enhance the position of the acute care hospital to meet quality requirements and effectively participate in bundled payment initiatives Increased acute care hospital flow-through by taking appropriate higher acuity patients faster than other post- acute settings Proprietary rehabilitation-specific clinical information system ("ACE-IT") integrated with acute care hospitals' clinical information systems to facilitate patient transfers, reduce readmissions, and enhance outcomes Proprietary real-time performance management systems (care management, labor productivity, quality reporting, therapy analysis and expense management) to ensure appropriate clinical oversight and improve profitability Proven track record of efficient management of regulatory process (CON, licensure, occupancy, etc.) Experienced transaction/integration team National leader in post-acute policy activities Partnership with Encompass facilitates clinical collaboration No. of Projects Exploratory / CA Executed 40 - 50 Actively Working 10 - 12 Near-term Actionable 4 - 6

37 • • HealthSouth's IRF joint ventures began in 1991. • HealthSouth's joint venture hospital partners own equity that ranges from 2.5% to 50%. • 33 of 34 hospitals are consolidated joint ventures, with one accounted for under the equity method. IRF Acute Care Joint Venture Partnerships 34* joint venture hospitals in place with major healthcare systems such as: Joint ventures with acute care hospitals establish a solid foundation for clinical collaboration and alternative payment models. • Barnes-Jewish • Monmouth Medical Center (Barnabas Health) • University of Virginia Medical Center • Yuma Regional Medical Center • Vanderbilt University • Mercy Health System • Geisinger Health System • Maine Medical Center • Martin Health System * Excludes joint venture hospitals that have been announced but were not operational as of June 30, 2016: Jackson, TN; Westerville, OH; Broken Arrow, OK; Bryan, TX; Midland, TX; and Winston-Salem, NC.

38 New IRFs: Illustrative De Novo Timeline Day 1 With CON Permitting & Design Planning & Zoning Groundbreaking Permitting & Design Planning & Zoning Groundbreaking Day 1 Without CON 6 months to 3 years 20 months CON Process Construction Construction Opening Month 20 Opening In California, the design and permitting process can take more than 12 months.

39 Investment Considerations • IRR objective of 13% (after tax) • Includes CON costs (where applicable) • Includes cost of CIS installation • May be structured through a joint venture • Prototype includes all private rooms • Minimum of 30 patients treated for zero revenue (Medicare certification) • Core infrastructure of building anticipates future expansion; potential to enhance returns with future bed expansion Capital Cost (millions) Low High Operational Date Location Beds Construction, design, permitting, etc. $17 $21 2018 Murrieta, CA 50 2017 Bryan, TX 30 2017 Jackson, TN(34) 48 Land 2 3 Q1 2017 Westerville, OH 60Q4 2016 Broken Arrow, OK(34) 40 Equipment (Including CIS) 3 4 Q2 2016 Hot Springs, AR(34) 40 Q2 2016 Savannah, GA(34) 50 Q2 2016 Modesto, CA 50 $22 $28 Q4 2015 Franklin, TN 40 Q4 2014 Q4 2014 Q4 2014 Middletown, DE Newnan, GA Altamonte Springs, FL 34 50 50 Pre-Opening Expenses(20) (millions) Low High Q2 2013 Q2 2013 Littleton, CO Stuart, FL 40 34Operating $0.5 $1.0 Q4 2012 Ocala, FL 40 Salaries, wages, benefits 0.4 1.0 Q4 2011 Cypress, TX 40 $0.9 $2.0 New IRFs: De Novo (40-50 beds) Assumptions and Timing * The joint venture will own and operate an existing hospital/unit while it builds or renovates a free-standing hospital. Refer to pages 119-122 for end notes. Operational Date Location Beds 2018 Shelby County, AL 34 2018 Murrieta, CA 50 Q4 2017 Pearland, TX 40 Q3 2017 Jackson, TN 48 Q3 2017 Broken Arrow, OK* 40 Q2 2017 Westerville, OH 60 Q3 2016 Bryan, TX* 49 Q3 2016 Hot Springs, AR 40 Q3 2016 Modesto, CA 50 Q2 2016 Savannah, GA 50 Q4 2015 Franklin, TN 40 Q4 2014 Q4 2014 Q4 2014 Middletown, DE Newnan, GA Altamonte Springs, FL 34 50 50 Q2 2013 Q2 2013 Littleton, CO Stuart, FL 40 34

40 Cypress (10/2011) Ocala (12/2012) Littleton (05/2013) Stuart (06/2013) Altamonte Springs (10/2014) Newnan (12/2014) Middletown (12/2014) Franklin (12/2015) HLS average 2015 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% 1 2 3 4 5 6 7 8 9 10 11 12 Months IRF De Novo Occupancy and EBITDA* Trends Occupancy Sustained Positive EBITDA * Hospital EBITDA = earnings before interest, taxes, depreciation, and amortization directly attributable to the related hospital. occupancy, excluding Reliant

41 New IRFs: Assumptions for Individual Hospital Acquisitions Unit/Equity Acquisitions Location Beds DateAcquired Worcester, MA(13) 110 Q2 2014 San Antonio, TX 34 Q3 2012 Ft. Smith, AR 30 Q3 2010 Little Rock, AR 23 Q1 2010 Altoona, PA 18 Q4 2009 Arlington, TX 30 Q3 2008 IRF Acquisitions Location Date Acquired Beds AcquiredCensus One Year Later Census Broken Arrow, OK* Q3 2016 22 15 TBD Bryan, TX* Q3 2016 19 18 TBD Hot Springs, AR Q1 2016 20 5 TBD Lexington, KY Q2 2015 232 140 125 Savannah, GA Q2 2015 50 31 33 Johnson City, TN Q4 2014 26 6 21 Augusta, GA Q2 2013 58 31 39 Investment Considerations Value Added • IRR objective of 13% (after tax) • May be structured as a joint venture • Purchase price excludes cost of CIS installation • TeamWorks approach to sales/marketing • Labor management tools and best practices • Clinical expertise • Clinical technology and programming (CIS installation) • Supply chain efficiencies • Medical leadership and clinical advisory boards • Partnership with Encompass (where applicable) * The joint venture will own and operate an existing hospital/unit while it builds or renovates a free-standing hospital. Refer to pages 119-122 for end notes.

42 • Highly complementary business to core home health services • Prioritization of Encompass home health markets * No Encompass hospice offering in over 84% of Encompass' current home health locations • Ability to leverage existing EHHI infrastructure • Strong demand due to cost effectiveness of home-based care and implementation of bundled payments • Strong organic growth from existing agencies • Located in markets with attractive demographics * Encompass currently located in states that represent approx. 58% of total Medicare home health and hospice spend Organic Growth • Attractive partner due to quality of outcomes, data management, scale and market density, and willingness/ability to treat high acuity and/or chronic patients • Plan of care coordination with HealthSouth IRFs • Care Transition Coordinators (CTCs) serve as representatives in transitional care activities and strategic relationships with other healthcare providers • Highly fragmented market • Prioritization of HealthSouth IRF markets • Proven ability to consummate and integrate acquisitions • Sustainable and replicable culture • Implementation of Encompass' best practices and technology Home Health Acquisitions Hospice Acquisitions Clinical Collaboration Multi-faceted Home Health & Hospice Growth Strategy

43 13,000 12,000 11,000 10,000 9,000 8,000 7,000 6,000 5,000 4,000 # of Ag en ci es 1996 1998 2000 2002 2004 2006 2008 2010 2012 2014 Home Health Growth Pipeline Ÿ Approx. $18 billion home health market is highly fragmented with over 12,400 home health agencies. Ÿ Approx. 94% of these have annual revenue of less than $5 million. Ÿ Top 5 public companies represent approx. 18% of the Medicare market. Ÿ Encompass represents 2.4% of the Medicare home health market. Prioritize acquisitions in HLS IRF markets to enhance clinical collaboration Number of Home Health Agencies Over Time Cost- Based Interim Payment Systems (IPS) Prospective Payment System (PPS) The number of home health agencies is near an all-time high and presents significant consolidation opportunities. Source: MedPAC - Report to Congress: Medicare Payment Policy - March 2016, page 214, March 2015, page 218, March 2014, page 221, March 2013, page 194, and March 2003, page 112; MedPAC - Healthcare spending and the Medicare program, June 2006, page 131; Health Market Science

44 Freestanding Hospital/SNF based Home Health based 4,000 3,000 2,000 1,000 0 2000 2007 2011 2012 2013 2014 1,069 2,103 2,491 2,643 2,844 3,027807 704 608 591 578 559 378 443 486 492 503 506 Hospice Growth Pipeline Ÿ In 2014, Medicare hospice spending totaled approx. $15 billion. Ÿ More than 1.3 million Medicare beneficiaries received hospice services from over 4,000 providers in 2014. Ÿ Between 2000 and 2012, Medicare spending for hospice increased more than 400%, driven by greater numbers of beneficiaries electing hospice. Ÿ Between 2012 and 2014, Medicare spending has been flat despite the growth in the number of beneficiaries receiving hospice care. Flat spending is mostly explained by the 2% payment reduction from the sequester. Ÿ Occurring simultaneously since 2000 has been a substantial increase in the number of for-profit providers. Acquisition Strategy for Hospice Ÿ Build out markets with existing home health presence Ÿ Medicare focus Ÿ Home-based service offering Ÿ Strong clinical practice and clean compliance record Ÿ Highly regarded market reputation Ÿ Attractive geography and demographics Ÿ Quality people that will succeed in Encompass Ÿ Ability to leverage existing infrastructure to drive margin Hospice Providers over Time Source: MedPAC, Medicare Payment Policy, March 2016, pages 299, 301, and 306.

45 Summary: Multiple Avenues Available for Sustained Growth in Both Segments • The Company continues to have excellent organic growth opportunities in inpatient rehabilitation, home health, and hospice. — Track record of consistent market share gains — IRF organic growth supplemented by bed additions — Maturation of acquired agencies for Encompass • Target four to six new IRFs per year to complement organic growth — De novos and IRF acquisitions will allow entry into, and growth in, new markets. — Proven track record of success • Target $30 to $40 million per year toward home health and hospice acquisitions to complement organic growth — Home health acquisitions and new-store growth prioritized in HealthSouth IRF markets — Hospice acquisitions and new-store growth prioritized in Encompass home health markets • Longer term, consider acquisitions of other complementary businesses As the 1946-1965 baby boom generation reaches 65, the growth in the number of beneficiaries increases from 2% to about 3%. Source: Centers for Medicare & Medicaid Services, Medicare Trustee's Report - June 2016 - page 191 The IRF, home health, and hospice patient population is experiencing favorable long-term demographic trends: • Aging of baby boomer generation • Increased average life expectancy

46 Alternative Payment Models

CMS: Driving Change Toward Integrated Delivery Payment Models, Value-Based Purchasing

CMS Goals (2016)

\>> 30% of Medicare fee-for-service payments via **integrated delivery payment models** (e.g., bundled payments; accountable care organizations (ACOs))

\>> 85% of Medicare fee-for-service payments tied to **quality/value** (i.e., value-based purchasing, readmissions reduction programs)

CMS Goals (2018)

\>> 50% of Medicare fee-for-service payments via **integrated delivery payment models**

\>> 90% of Medicare fee-for-service payments tied to **quality/value**

2016 — 2017 — 2018 — 2019

Current Post-Acute Providers

- *Medicare payments/regulations are site specific (e.g., 60% Rule, 3-Hour Rule, "preponderance" of one-to-one therapy).*

Long-Term Acute Care Hospitals

Inpatient Rehabilitation Facilities

Skilled Nursing Facilities

Home Health

- ***Integrated Delivery Payment Models***
- ***Value-Based Payments***

Future Post-Acute Providers (Timing?)

- *Medicare payments/regulations will be outcome focused.*
- *Many existing regulations will become obsolete.*

Facility-Based Post Acute Services

- Full range: low acuity → high acuity
- 24/7 nursing coverage
- Eliminates payment silos

Home-Based Post-Acute Services

- More care in the home (lowest cost setting)
- Differentiator: Ability to care for high-acuity, poly-chronic patients

Source: Health and Human Services Fact Sheet announcing new reimbursement goals - January 26, 2015

47 HEALTHSOUTH

48 Degree of Provider Integration and Accountability Level of Financial Ris k Both segments are highly competitive TODAY Position both segments to be highly competitive TOMORROW Fee-for-service Value-based purchasing (payments tied to outcomes) Capitation Population health management (Accountable Care Organizations) Episodic payments (bundled payments - shared savings/risks) Strategy: Position HealthSouth as the post-acute provider of choice through the provision of comprehensive, coordinated facility-based and home-based post- acute services

Coordinated Care Models: Positioned to succeed by offering both "facility-based" and "home-based" post-acute services

High-Quality, Cost-Effective IRF Provider

- *Discharge to community rate consistently exceeds industry average (see page 17).*
- *Scale and operating leverage contribute to low cost per discharge (pg 20).*
- *Medicare pays HealthSouth less per discharge, on average, and HealthSouth treats a higher acuity patient (pg 20).*
- *HealthSouth has lower outlier payments than average (pg 88).*

High-Quality, Cost-Effective Home Care Provider

- *Lower re-hospitalization rates than national average (pg 17).*
- *Higher star ratings and patient satisfaction scores than the national average (pg 17).*
- *Scale and operating leverage contribute to low cost per visit (pg 21).*
- *Consistent use of evidence based clinical pathways.*
- *Outcome-based "Clinical Specialty Programs".*

IRF Participation with Bundling Initiatives

- *8 IRFs are participating in Model 3. Under Model 3, an episode is triggered by a PAC admission (pg 52).*
- *HealthSouth has 34 IRF joint venture partnerships with acute care hospitals. Joint ventures establish a solid foundation for clinical collaboration and alternative payment models (pg 37).*
- *36 IRFs are located in CJR markets; 17 with Encompass overlap (pg 52)*

Encompass Participation with ACOs/Bundling Initiatives

- *Encompass is Premier's exclusive preferred home health provider.*
- *Premier ACO includes approximately 20,000 covered lives in north Texas and southern Oklahoma.*
- *Exploring ACO participation in several other markets.*
- *Active participant in BPCI and CJR markets (pg 53).*

Commitment to Coordinated Care is Enhanced by Technology

- *Electronic clinical information system in 92 IRFs allows for interfacing with all major acute electronic medical record systems (pg 67).*
- *Facilitates patient information exchange (pg 67).*

- *HCHB manages entire patient work flow (pg 69).*
- *Full utilization of capabilities in leading-edge technology are embedded in culture, driving superior clinical, operational and financial outcomes (pg 69).*

49

HEALTHSOUTH

Accountable Care Organizations (ACOs)

As of January 2016, there were **477** Medicare ACOs serving approx. **9 million** Medicare beneficiaries.

Performance results so far have been **mixed.**

Pioneer ACOs
(9 ACOs / ~275,000 Medicare beneficiaries)

- **32** Pioneer ACOs launched since program's inception; **9** remain in the program (some voluntarily transferred to the Next Generation ACO program - see below).
- **Fewer than half** that participated in 2012, 2013, and 2014 **earned shared savings**.
- Shared savings CMS paid to Pioneer ACOs totaled $77 million in 2012, $68 million in 2013, and $82 million in 2014 (an average of $6.4 million per ACO each year).
- Estimates suggest ACO start-up and annual administrative costs significantly reduce or exceed the shared savings generated from ACOs.

Medicare Shared Savings Program (MSSP)
(433 ACOs / 7.7 million Medicare beneficiaries)

- Year 2 performance for 333 MSSP ACOs:
  - **86** ACOs (26%) held spending below their benchmark and earned ~$341 million of shared savings (an average of $4.0 million per ACO).
  - **95** ACOs (28%) reduced health costs compared to their benchmark, but did not meet the minimum savings threshold for shared savings.
  - **152** ACOs (46%) did not reduce costs compared to their benchmark.

Next Generation ACOs - Announced by CMS in January 2016

- Initiative for ACOs that are experienced in coordinating care for populations of patients; 18 ACO participants
- Allows providers to assume higher levels of financial risk and reward than are available under Pioneer ACOs and MSSP encompass™ HOME HEALTH & HOSPICE

Premier Patient Health Care™

Encompass serves as Premier ACO's (~20,000 covered lives in north Texas and southern Oklahoma) exclusive preferred home health provider.

- Receives increased referrals for Medicare home health patients from the ACO
- Eligible to receive a portion of the ACO's shared savings
- Total shared savings achieved by ACO in 2014 was $5.8 million.
  - Ranked 17th out of all MSSP ACOs
  - Did not meet minimum savings rate for Encompass to qualify for shared savings

50

Source: CMS/HHS press releases; Government Accountability Office (GAO) Report to the House Ways and Means – April 2015; AHA/McManis report - April 2011; NAACOS National ACO Survey - November 2013

HEALTHSOUTH

Bundled Payments

The Bundled Payments for Care Improvement (BPCI) initiative currently tests **four types of bundles** (i.e. "**Models**"):

Model 1
All acute patients (all DRGs)

Models 2 & 3 have the most impact on post-acute providers.

Model 2
Hospital plus post-acute period (selected DRGs)

Model 3
Post acute only (selected DRGs)

Model 4
Hospital plus readmissions (selected DRGs)

How the Retrospective Models Work

- The BPCI "convener" is responsible for bringing providers together to provide a continuum of services throughout an episode of care. The BPCI "awardee" is the entity that bears the financial risk and receives the shared savings from CMS.
- Each participating provider in the care sequence continues to receive its traditional reimbursement from Medicare.
- The sum of all payments made to each provider for selected DRGs is then retroactively reconciled to a target payment determined by CMS. Payment reconciliations are performed quarterly, typically with a 9- to 12-month lag.
- Payment reconciliations: If actual spending exceeds the target, the awardee is responsible for paying a portion of the difference to CMS. If actual spending is less than the target, the awardee keeps a portion of the savings.
- The convener can choose to partner with other providers in shared savings agreements and allocate the savings, or "rebates," across the providers who participated in providing the continuum of care.
- Shared savings agreements must be reviewed and approved by the Center for Medicare and Medicaid Innovation.

Notes: Models 1, 2, and 3 are retrospective models; model 4 is a prospective model.
The convener and awardee can be, but may not be, the same entity.

51

HEALTHSOUTH

Bundling Participation - Inpatient Rehabilitation

Model 2

HLS Referral Source	Bundle Type	% of HLS Medicare Discharges	% of Total HLS Discharges
127 acute care hospitals participating in Model 2 / Phase 2 in 82 HLS IRF markets[21]	Bundles selected for Model 2 participation are chosen from a list of 48 BPCI-eligible bundles.	3.6%	2.6%
Approx. 800 acute care hospitals in 67 geographic areas included in the Comprehensive Care for Joint Replacement Model ("CJR")	Lower extremity joint replacement ("LEJR")	2.1%	1.5%

~35% of these discharges are LEJR episodes and ~40% of these LEJR patients have complicating comorbidities

HealthSouth has 36 IRFs located in CJR markets; 17 overlap with Encompass

~40% of these patients have complicating comorbidities

HealthSouth IRF Participation in Model 3

BPCI Bundle / Number of IRFs	Bundle Length	% of HLS Medicare Discharges	% of Total HLS Discharges
Stroke (3 IRFs)	60 days	0.18%	0.13%
Simple Pneumonia (1 IRF)	60 days	0.02%	0.02%
Sepsis (1 IRF)	60 days	0.03%	0.02%
Double-lower extremity joint replacement (2 IRFs)	60 days	0.03%	0.02%
Upper extremity joint replacement (1 IRF)	60 days	0.01%	0.01%

Note - The above data does not incorporate the proposed cardiac bundles or proposed CJR changes. This information will be considered once the proposed rule is finalized.

52

Data on this page is based on 2014 discharges excluding Reliant.
Refer to pages 119-122 for end notes.

HEALTHSOUTH

53 Bundling Participation - Home Health and Hospice The CJR Model represents a significant opportunity for Encompass because home health agencies are expected to capture additional share as discharges bypass SNFs altogether or lower the length of stay in a SNF. 52 Encompass providers have selected the following bundle types for participation in Model 3. Number of BPCI Bundles Selected Anticipated Home Health Episodes per Year % of Total Encompass Episodes per Year Major joint replacement of the lower extremity 13 925 0.56% Simple pneumonia and respiratory infections 8 207 0.13% Spinal fusion (non-cervical) 4 117 0.07% Revision of the hip or knee 6 99 0.06% Sepsis 5 96 0.06% Urinary tract infection 3 82 0.05% Chronic obstructive pulmonary disease 4 74 0.05% Other respiratory 8 64 0.04% Major joint replacement of the upper extremity 4 60 0.04% Congestive heart failure 5 60 0.04% All Other Episode Types 40 244 0.14% Total 100 2,028 1.2% Note: Data represents Encompass projections using 2014 data. Note - The above data does not incorporate the proposed cardiac bundles or proposed CJR changes. This information will be considered once the proposed rule is finalized.

54 Comprehensive Care for Joint Replacement Model - Background Source: https://innovation.cms.gov/initiatives/cjr The Comprehensive Care for Joint Replacement Model (“CJR”) is a payment model for episodes of care related to knee and hip replacements under Medicare. This five-year model began April 1, 2016 in 67 geographic areas. Acute care hospital patients are categorized by Medicare Severity Diagnostic-Related Groups (“MS-DRGs”); the CJR model covers two MS-DRGs: MS-DRG 469 Major joint replacement or reattachment of lower extremity with major complications orcomorbidities (These comorbidities are specific to acute care hospitals and are defined differently than IRFs' comorbidities.) MS-DRG 470 Major joint replacement or reattachment of lower extremity without major complications orcomorbidities (These comorbidities are specific to acute care hospitals and are defined differently than IRFs' comorbidities.) IRF patients are categorized by Rehabilitation Impairment Categories (“RICs”); CJR model patients are a subset of two RICs: RIC 07 Lower extremity fractures (~30% are MS-DRG 469 and 470) RIC 08 Lower extremity joint replacements (~75% are MS-DRG 469 and 470) Since the implementation of the 60% Rule, the relative amount of RIC 07 patients treated in HealthSouth IRFs has declined moderately while the amount of RIC 08 patients treated has declined significantly. RIC % of HealthSouth Medicare Discharges 2005 2007 2009 2011 2013 2015 Total RIC 07(Fractures) 13.1% 14.8% 13.6% 11.6% 10.2% 9.8% Total RIC 08 (Replacements) 17.9% 11.8% 9.0% 7.6% 6.7% 5.5% Note - The above data does not incorporate the proposed CJR changes. This information will be considered once the proposed rule is finalized.

55 If episode spending < target price, acute care hospital receives additional payment from Medicare*. If episode spending > target price, acute care hospital returns a portion of the Medicare episode payment. CJR Model - How Does It Work? POST-ACUTE CARE PROVIDERS Acute care hospitals are accountable for expenditures and quality of care for entire "episode." Episode = hospitalization + 90 days post discharge Begins with an admission to an acute care hospital for a patient who is ultimately discharged under MS-DRG 469 or 470. Acute care hospitals receive separate episode target prices each year reflecting the differences in spending for each MS-DRG. Target prices: ü are based on three years of historical data; ü include a 3% discount* vs. expected episode spending; and ü incorporate a blend of historical, hospital-specific spending and regional spending for CJR episodes, with the regional component of the blend increasing over time. Years 1 and 2 = 2/3 hospital-specific; 1/3 regional Year 3 = 1/3 hospital-specific; 2/3 regional Years 4 and 5 = 100% regional RETROSPECTIVE RECONCILIATION PERFORMED BY CMS At the end of each performance year, actual spending for each episode is compared to each acute care hospital's target price. There is no downside risk in year one. Repayment responsibility will be phased in during year two. All providers are paid under the usual Medicare payment system rules and procedures. Patients are discharged to a post-acute care provider or to home self-care. Source: CMS *Subject to quality of care attainment

56 CJR Model - How Does It Work? - Collaborators Reconciliation Payment Limit Repayment Limit Payment Limits for CJR Acute Care Hospitals 20 10 0 -10 -20 % of Ta rg et Pr ic e D iff er en ce 2016 2017 2018 2019 2020 Year of Implementation 5% 5% 10% 20% 20% (5)% (10)% (20)% (20)% Risk Sharing is Allowed in CJR with “Collaborators” Acute care hospitals participating in CJR may choose to engage in risk-sharing financial arrangements with other care providers for CJR episodes. A provider participating in these risk-sharing arrangements with a CJR acute care hospital is deemed a "collaborator." There are eight types of providers eligible to be CJR Collaborators, including IRFs and home health agencies. CJR acute care hospitals must establish eligibility criteria for Collaborators to meet, including quality of care criteria. Gain sharing payments must be actually and proportionally related to the care of beneficiaries in a CJR episode. No one Collaborator may make an alignment payment greater than 25% of the CJR acute care hospital's repayment amount. In aggregate, a CJR acute care hospital may not collect alignment payments for more than 50% of its repayment amount. There is no ceiling on the portion of the reconciliation payments received by a hospital from Medicare that the hospital may distribute to non-physician Collaborators. Source: DHG Healthcare and CMS The corridors for risk sharing phase-in over time.

CJR Model - What's the Potential Impact to HealthSouth?

HealthSouth Discharges in CJR Markets
Fractures
~580 discharges
Replacements
~1,450 discharges
Σ = ~2,030 Discharges, or ~2.1% of Total HLS Medicare Discharges (~1.5% of Total HLS Discharges)

90-Day Episode Spend	
Fractures	
HLS cost ≤ SNF cost	HLS cost > SNF cost
~400 discharges	~180 discharges
Replacements	
HLS cost ≤ SNF cost	HLS cost > SNF cost
~200 discharges	~1,250 discharges

~30% of HealthSouth's fractures and ~40% of HealthSouth's replacements have complicating comorbidities* that require the intensity of care delivered in an IRF.

	Fractures (average revenue per discharge of ~$19,300)	Replacements (average revenue per discharge of ~$14,400)
Total CJR discharges	~580	~1,450
CJR discharges with HLS cost ≤ SNF cost	(~400)	(~200)
Discharges with complicating comorbidities	(~50)	(~500)
Residual CJR discharges	~130	~750

Note - The above data does not incorporate the proposed CJR changes. This information will be considered once the proposed rule is finalized.

Source: 2014 Medicare claims data

* Complicating comorbidities include conditions such as diabetes, morbid obesity, and congestive heart failure.

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CJR Model - HealthSouth's Strategies

Opportunities Outweigh the Risks

Increase the number of CJR discharges in all markets where HealthSouth has a cost advantage

- ✓ Present the empirical data to referral sources
- ✓ Further improve advantage by reducing acute care transfers and discharges to SNFs through tools such as predictive modeling

Increase the number of Encompass home health CJR episodes

- ✓ Lower length of stay or bypass SNFs and go directly to Encompass home health
- ✓ Increase clinical collaboration efforts between HealthSouth's IRFs and Encompass

Average revenue per episode of ~$3,300

Serve as a collaborator

- ✓ Enhance value proposition to CJR acute care hospitals by engaging in risk-sharing financial arrangements
  - Individually negotiated with each acute care hospital based on circumstances in each market
  - Risk capped at 25% of acute care hospital's repayment amount

Improve value proposition for CJR discharges in markets in which HealthSouth does not currently have a cost advantage

- ✓ Import best practices from other HealthSouth IRFs
- ✓ Reduce acute-care transfers and discharges to SNFs through tools such as predictive modeling
- ✓ Increase clinical collaboration between HealthSouth's IRFs and Encompass

Increase the number of stroke discharges in all markets

- ✓ New guidelines for adult stroke rehabilitation and recovery favoring IRFs over SNFs released by the American Heart Association and the American Stroke Association
- ✓ 100 of HealthSouth's IRFs hold The Joint Commission's Disease-Specific Care Certification in Stroke Rehabilitation.

Average revenue per discharge of ~$22,700

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Home Health Value-Based Purchasing Model

Based on its industry-leading quality and patient satisfaction scores, Encompass is positioned to benefit from its payments being directly connected to its objective performance versus its peers via value-based payments (see page 17).

In the calendar year 2016 HH-PPS final rule, CMS finalized a Home Health Value-Based Purchasing (HHBVP) Model that covers five performance years beginning January 1, 2016 and concluding on December 31, 2022.

Medicare-certified home health agencies that provide services in the following states will be required to participate in the model:	
1. Arizona	3
2. Florida	15
3. Iowa	—
4. Maryland	1
5. Massachusetts	2
6. Nebraska	—
7. North Carolina	6
8. Tennessee	5
9. Washington	—
Encompass Agencies	32

– Approximately 19% of Encompass' Medicare revenue –

Total Performance Scores (a numeric score ranging from 0 to 100 based on each agency's performance) will be calculated from the following set of measures*:

- Six process measures from existing Outcome and Assessment Information Set (OASIS) data collection
- Eight outcome measures from existing OASIS data collection and two outcome measures from claims data
- Five HHCAHPS** consumer satisfaction measures
- Three New Measures:
  - points are achieved for merely reporting data
  - will be submitted through the HHVBP Portal

Performance Years		Calendar Year for Payment Adjustment	Maximum Payment Adjustment (-/+)
2016	1st Adjustment →	2018	3%
2017		2019	5%
2018		2020	6%
2019		2021	7%
2020		2022	8%

Source: https://innovation.cms.gov/initiatives/home-health-value-based-purchasing-model

* The 2017 HH-PPS proposed rule included a provision that would revise the set of measures included in the HHVBP model.

** Home Health Care Consumer Assessment of Healthcare Providers and Systems

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60 Capital Structure

61 Debt Maturity Profile - Face Value * This chart does not include ~$284 million of capital lease obligations or ~$43 million of other notes payable. See the debt schedule on page 64. 2015 2019 2020 2020 2021 2022 2023 2024 2025 2043 $350 Senior Notes 5.75% $1,200 Senior Notes 5.75% $320 Conv. Sr. Sub. Notes 2.0% $300 Senior Notes 5.125% $150 Drawn + $35 reserved for LC’s Holders have a put option in 2020 As of June 30, 2016* ($ in millions) $415 Available $76 Senior Notes 7.75% Callable beginning November 2017 HealthSouth is positioned with a cost-efficient, flexible capital structure. Callable beginning March 2018 Revolver Revolver Capacity $434 Term Loans Fully callable; redeemed $100 million in first half of 2016; redemption price decreases from 103.875% to 102.583% in September 2016 Callable beginning September 2020 The Company will complete the redemption of its 7.75% Senior Notes due 2022 in September 2016. • Expect to fund using cash on hand and capacity under revolving credit facility • Q3 2016 loss on early extinguishment of debt of ~$3 million • Estimated cash interest savings of ~ $1 million in 2016

62 S&P Moody's Corporate Rating BB- Ba3 Outlook Negative Stable Revolver Rating BB+ Baa3 Senior Notes Rating B+ B1 Financial Leverage and Liquidity (1) Liquidity Credit Ratings 2011 2012 2013 2014 2015 Trailing 4 Qtrs $1.25 $1.25 $1.52 $2.11 $3.17 $3.09 (billions) Leverage Ratio(22) Total Debt 4.1x June 30, 2016 Dec. 31, 2015 Cash Available $ 70.3 $ 61.6 Revolver $ 600.0 $ 600.0 Less: - Draws (150.0) (130.0) - Letters of Credit (35.0) (34.2) Available $ 415.0 $ 435.8 Total Liquidity $ 485.3 $ 497.4 Reconciliations to GAAP provided on pages 95-117. Refer to pages 119-122 for end notes. See also the debt schedule on page 64. 2.7x

63 37 Lease Building and Land A CON (Certificate of Need) is a regulatory requirement in approx. 50% of states and some federal jurisdictions that require state authorization prior to proposed acquisitions, expansions, or construction of new hospitals. 56 Own Building and Land* 28 Own Building Only * The joint venture with CHI St. Vincent in Hot Springs, AR is operating under a short-term lease until a replacement hospital is completed in 2016. The replacement hospital will be owned by the respective joint venture and is included in the "Own Building and Land" category. IRF Real Estate Portfolio 121 Inpatient Rehabilitation Hospitals: 8,430 Licensed Beds 4,380 Licensed Beds in CON States 4,050 Licensed Beds in Non-CON States 1 of the 121 HealthSouth hospitals is nonconsolidated. For that hospital, the Company owns the building only. The Company's licensed bed count does not include the 51 beds associated with the nonconsolidated hospital. As of June 30, 2016

64 Debt Schedule Reconciliations to GAAP provided on pages 95-117. Change in June 30, Dec. 31, Debt vs. ($millions) 2016 2015 YE 2015 Advances under $600 million revolving credit facility, July 2020 - LIBOR +200bps $ 150.0 $ 130.0 $ 20.0 Term loan facility, July 2020 - LIBOR +200bps 432.3 443.3 (11.0) Bonds Payable: 7.75% Senior Notes due 2022 75.3 174.3 (99.0) 5.125% Senior Notes due 2023 294.9 294.6 0.3 5.75% Senior Notes due 2024 1,192.9 1,192.6 0.3 5.75% Senior Notes due 2025 343.6 343.4 0.2 2.0% Convertible Senior Subordinated Notes due 2043 270.7 265.9 4.8 Other notes payable 43.3 39.2 4.1 Capital lease obligations 283.5 288.2 (4.7) Long-term debt $ 3,086.5 $ 3,171.5 $ (85.0) Debt to Adjusted EBITDA(22) 4.1x 4.6x Note: The Company redeemed $100 million of the 2022 Notes in the first half of 2016 and will complete the redemption of the remainder of these notes in September 2016.

65 2.0% Convertible Senior Subordinated Notes Due 2043 Background • In November 2013, the Company issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. • The Company viewed the Convertible Perpetual Preferred Stock as having a high cost of capital with limited alternatives for redemption. • Investors were willing to trade the 6.5% dividend on the Convertible Perpetual Preferred Stock for the 2.0% coupon on the Convertible Senior Subordinated Notes in large part due to the liquidity offered via the investor put option (a protection against downside credit risk). Terms • Issued - $320 million (recorded as approx. $249 million of debt and $71 million of equity) • Coupon - 2.0% • Underlying shares - approx. 8.5 million common shares (8.3 million included in 2015 weighted average diluted share count) • Current conversion price - $37.59 • Current conversion rate - 26.6011 • Convertible, by the holder, at any time into shares of the Company's common stock ü At the Company's option, settlement can be made in cash, shares, or any combination thereof. Options Holders' Option • Put option effective December 1, 2020 at 100% of principal amount, plus accrued and unpaid interest which must be settled in cash Company's Option • Right to redeem, prior to December 2018, at 100% of the principal amount (plus a make-whole premium) if volume weighted average price of Company's common stock is at least 120% (currently $45.11) of the conversion price of the convertible notes for at least 20 trading days during any 30 consecutive trading day period • Holders may elect to convert their notes in lieu of redemption and receive any make- whole premium due • After December 2018, fully redeemable, at par, for cash

66 Information Technology

67 IRF Clinical Information System (“CIS”): Improved Patient Safety and Streamlined Operational Efficiencies Pre-Admission Assessment & Approval Discharge Planning and Patient Education •Patient History •Problems and Diagnoses •Orders and Results •Plan of Care •Workflow Alerts and Reminders •Treatment and Interventions Document Imaging Charge and Registration Services •Registration •Census •Coding •Billing Quality Reporting •Uniform Data Systems •Clinical Data Warehouse •Clinical Intelligence Referral Hospitals Ancillary Services Clinical Notes • Physician • Nursing • Therapy • Care Mgmt. Integrated and Bar-coded Point of Care Medication Administration Treatment Plan • Computerized Physician Order Entry (CPOE) • Clinical Decision Support (CDS) Coordinate Care and Engage Patients

68 IRF Proprietary Management System: Beacon

Home Health Information System: Homecare Homebase

Homecare Homebase ("HCHB") was born out of the Encompass operating model; HCHB is a leading IT platform provider in the home health and hospice industry.

Full utilization of capabilities in leading-edge technology embedded in culture, driving superior clinical, operational and financial outcomes.

Clinical

- HCHB manages the entire patient workflow and provides field clinicians with access to patient records, diagnostic information, and notes from prior visits via a mobile application.
- Real-time, customized feedback and instructions provided on-site
- Enhances patient data capture and database management which aids in the development of algorithms that can improve the plan of care

Management and Operations

- Best-in-class data management and reporting ensures managers have access to relevant data needed to make correct decisions.
- Rules-based algorithms ensure accountability by escalating tasks and notifying management when processes are delayed.
- Seamless billing with processes in place to ensure claim completeness homecare homebase

Sales

- Provides real-time market intelligence to sales area managers, allowing them to quickly identify the most valuable referral sources
- Specialty programs integrate individual physician protocols into HCHB.
  - Creates loyalty and incentives for physicians and facilities, generating additional future referrals
- Web-based portal allows referring physicians to easily monitor the care and progress of patients and to sign orders electronically

Compliance

- Field clinicians are required to adhere to clinical protocols and physician orders, ensuring that proper regulatory and compliance procedures are followed.
- Internal branch-level audits completed quarterly
  - HCHB-generated outputs reviewed by management and board of directors to identify any branches requiring additional oversight
- Compliance program also involves extensive internal training

69

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70 Operational Metrics

71 Salaries and Benefits Hospital-Related Expenses Provision for Doubtful Accounts 48.4 21.5 1.0 48.6 20.8 1.2 47.9 20.7 1.1 48.3 20.7 1.3 49.4 20.9 1.7 49.0 20.4 2.0 • Salaries and Benefits includes group medical costs and is impacted by staffing levels based on patient volumes. ◦ Salaries and Benefits in 2016 will be impacted by staffing changes at former Reliant hospitals. • Hospital-related Expenses includes other operating expenses (excluding loss on disposal or impairment of assets), supplies, and occupancy costs. • Provision for Doubtful Accounts is impacted by reserve activity related to the level of pre-payment denials by Medicare Administrative Contractors. (see page 72) • Employees per Occupied Bed (“EPOB”) is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. IRF Operational Metrics: Expense Efficiencies 2011 2012 2013 2014 2015 1H 16 2011 2012 2013 2014 2015 1H 16 2011 2012 2013 2014 2015 1H 16 3.47 3.43 3.44 3.40 3.41 3.39 EPOB (Percent of Net Operating Revenues)

Pre-Payment Claims Denials - Inpatient Rehabilitation Segment

Background

- For several years, under programs designated as "widespread probes," certain Medicare Administrative Contractors ("MACs") have conducted pre-payment claim reviews and denied payment for certain diagnosis codes.
  - Pre-payment claim denials increased during 2014 and 2015 due to an announced widespread review of IRF neurological billing codes and expansion of the ongoing lower extremity code denials.
- HealthSouth appeals most of these denials. On claims it takes to an administrative law judge ("ALJ"), the highest level of appeal, HealthSouth historically has experienced an approximate 70% success rate.
  - MACs identify medical documentation issues as a leading basis for denials.
  - HealthSouth's investment in clinical information systems and its medical services department has further improved its documentation and reduced technical denials.
- By statute, ALJ decisions are due within 90 days of a request for hearing, but appeals are taking years. A federal court is considering remedies to address the backlog.
- All providers continue to experience delays in the adjudication process.
  - For YTD June 2016, 91 of HealthSouth's appeals were heard at the ALJ level. Most of the appeals are of claims denied in 2011 and 2012.
  - During the same period, HealthSouth had 2,311 new claim denials. At current rates, appeals from these denials may not be heard for four years or more.
- Reserves for pre-payment claim denials are recorded via the provision for doubtful accounts when HealthSouth receives the request for additional documents for review from the MAC.

Impact to Income Statement

Period	New Denials	Collections of Previously Denied Claims	Bad Debt Expense for New Denials	Update of Success Rate
		(In Millions)		
Q2 2016	$18.7	$(4.9)	$4.6	$—
Q1 2016	22.7	(8.4)	6.0	—
Q4 2015	22.5	(4.1)	5.6	(1.3)
Q3 2015	22.0	(4.1)	5.9	(1.1)
Q2 2015	18.2	(3.8)	4.9	—
Q1 2015	16.3	(3.0)	4.2	—
Q4 2014	22.0	(6.6)	6.2	(3.2)
Q3 2014	15.8	(0.5)	1.7	—
Q2 2014	7.1	(1.7)	3.0	—

Impact to Balance Sheet

	June 30, 2016	Dec. 31, 2015	June 30, 2015	Dec. 31, 2014
	(In Millions)			
Pre-payment claims denials	$ 140.9	$ 114.8	$ 86.6	$ 59.3
Recorded reserves	(40.1)	(31.2)	(32.2)	(22.8)
Net accounts receivable from pre-payment claims denials	**$ 100.8**	**$ 83.6**	**$ 54.4**	**$ 36.5**

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73 Inpatient Rehabilitation Operational and Labor Metrics Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2016 2016 2015 2015 2015 2015 2015 (In Millions) Net patient revenue-inpatient $ 721.2 $ 719.4 $ 696.8 $ 625.1 $ 618.7 $ 606.6 $ 2,547.2 Net patient revenue-outpatient and other revenues 31.4 29.8 29.1 26.5 26.6 23.7 105.9 Net operating revenues $ 752.6 $ 749.2 $ 725.9 $ 651.6 $ 645.3 $ 630.3 $ 2,653.1 (Actual Amounts) Discharges(23) 41,365 41,098 40,891 36,746 36,408 35,116 149,161 Net patient revenue per discharge $ 17,435 $ 17,505 $ 17,040 $ 17,011 $ 16,994 $ 17,274 $ 17,077 Outpatient visits 164,761 162,649 163,119 138,121 144,914 131,353 577,507 Average length of stay 12.6 12.9 12.6 12.9 13.0 13.3 12.9 Occupancy % 68.2% 68.9% 66.4% 69.6% 70.4% 72.8% 62.8% # of licensed beds* 8,430 8,481 8,404 7,422 7,374 7,100 8,404 Occupied beds 5,749 5,843 5,580 5,166 5,191 5,169 5,278 Full-time equivalents (FTEs)(24) 19,503 19,352 19,136 17,782 17,601 17,002 17,880 Contract labor 205 194 152 141 118 116 132 Total FTE and contract labor 19,708 19,546 19,288 17,923 17,719 17,118 18,012 EPOB(25) 3.43 3.35 3.46 3.47 3.41 3.31 3.41 * The decrease in licensed beds from Q1 2016 to Q2 2016 was due to the sale of the hospital in Beaumont, TX (61 beds). Refer to pages 119-122 for end notes.

74 Home Health and Hospice Operational Metrics Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2016 2016 2015 2015 2015 2015 2015 (In Millions) Net home health revenue $ 157.1 $ 150.9 $ 144.4 $ 118.3 $ 111.5 $ 103.9 $ 478.1 Net hospice and other revenue 11.0 9.7 9.0 8.7 7.6 6.4 31.7 Net operating revenues $ 168.1 $ 160.6 $ 153.4 $ 127.0 $ 119.1 $ 110.3 $ 509.8 Home Health: (Actual Amounts) Admissions(26) 25,753 25,763 22,892 18,076 16,862 16,499 74,329 Recertifications 20,432 19,453 18,909 16,542 15,103 14,485 65,039 Episodes 45,774 43,844 42,697 33,542 31,817 29,512 137,568 Average revenue per episode $ 3,033 $ 3,035 $ 3,005 $ 3,123 $ 3,082 $ 3,102 $ 3,072 Episodic visits per episode 18.9 19.1 18.2 19.6 19.4 19.6 19.1 Total visits 967,968 937,804 862,224 721,055 675,095 630,999 2,889,373 Cost per visit $ 73 $ 73 $ 73 $ 72 $ 71 $ 71 $ 72 Hospice: Admissions(27) 785 724 614 620 594 624 2,452 Patient days 71,277 63,431 59,100 55,627 49,272 40,898 204,898 Revenue per day $ 154 $ 153 $ 155 $ 156 $ 154 $ 156 $ 155 Refer to pages 119-122 for end notes.

75 Payment Sources (Percent of Revenues) Inpatient Rehabilitation Segment Home Health and Hospice Segment Consolidated Q2 Q2 Q2 6 Months Full Year 2016 2015 2016 2015 2016 2015 2016 2015 2015 Medicare 73.1% 72.7% 82.3% 83.9% 74.7% 74.5% 75.1% 74.7% 74.9% Medicare Advantage 7.8% 7.8% 9.0% 7.2% 8.1% 7.7% 7.9% 8.0% 7.9% Managed care 11.5% 11.4% 3.7% 2.9% 10.0% 10.1% 9.8% 10.0% 9.8% Medicaid 2.9% 2.6% 4.8% 5.8% 3.2% 3.1% 3.3% 2.9% 3.0% Other third-party payors 1.7% 2.1% —% 0.1% 1.4% 1.8% 1.4% 1.6% 1.7% Workers’ compensation 0.8% 1.1% —% —% 0.7% 0.9% 0.8% 0.9% 0.9% Patients 0.6% 0.7% 0.1% 0.1% 0.5% 0.6% 0.5% 0.6% 0.6% Other income 1.6% 1.6% 0.1% —% 1.4% 1.3% 1.2% 1.3% 1.2% Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%

76 Industry Structure

77 Overall Healthcare Spending Hospital Care Includes Inpatient Rehabilitation, Long-Term Care Hospitals $801.6 $150.4 $83.2 $401.0 Nursing Care Facilities and Continuing Care Retirement Communities Professional Services Other Health, Residential and Personal Care Home Health Care Retail of Medical Products $153.9 (billions) Health Consumption Spend: $2,877.4 Personal Healthcare: $2,563. 6 Investment Net Cost of Health InsuranceGovernment Public Health Government Administration $971.8 $155.6 Source: Center for Medicare & Medicaid Services, National Health Expenditure Data for calender year 2014 - Table 2, historical expenditures National Healthcare Spending: $3,031.3 billion in 2014 $40.2 $79.0

78 Source: Centers for Medicare & Medicaid Services, Medicare Trustee’s Report July 2016 – page 10 and MedPAC, Medicare Payment Policy, June 2016 Data Book - pages 110 and 185 Medicare 2015 Spending = $647.6 Billion $ 29.8B Skilled Nursing $141.7B Inpatient Hospital $70.3B Physician Payments $46.5B Outpatient Hospital $17.7B Home Health $79.8B Other Services $172.3B Medicare Managed Care $89.5B Outpatient Rx $7.1B (1%) Inpatient Rehabilitation Hospitals (Included in Inpatient Hospitals) 14% 3% 7% 12% 11% 26% 22% Medicare Part A Medicare Part B Medicare Parts A&B Medicare Part C Medicare Part D 5% Inpatient hospital includes spending for acute care hospitals along with inpatient rehabilitation and long-term acute care hospital services. In 2014, Medicare spent $7.1 billion and $5.1 billion, respectively for inpatient rehabilitation and long-term acute care hospital services. Other services include spending for hospice and various outpatient services. In 2014, Medicare spent $15.1 billion for hospice services.

79 Continuum of Healthcare Services Preventive Routine health care that includes screenings, check- ups, and patient counseling to prevent illnesses, disease, or other health problems Acute Medical treatment of diseases for which a patient is treated for a brief but severe episode of illness Ambulatory Medical care delivered on an outpatient basis. e.g., blood tests, X-rays, endoscopy, certain biopsies, certain surgical procedures Post-Acute Medical care provided after a period of acute care. e.g., inpatient rehabilitation hospitals, long- term acute care, hospice, skilled nursing homes, home health

80 Post-Acute Care Services Acute Care Hospital Home Health Long-Term Acute Care Hospital Inpatient Rehabilitation Facility Skilled Nursing Facility Discharge Medicare Spending (billions) $5.1 $7.1 $29.1 $17.9 # of Discharges 134,000 376,000 2,344,173 3,400,000 Length of Stay 26.3 days 12.8 days 40 days N/A # of Providers 426 1,182 15,223 12,346 Facility Ownership Mix For-Profit (77%) Non-Profit (19%) Gov't (4%) For-Profit (29%) Non-Profit (58%) Gov't (13%) For-Profit (70%) Non-Profit (25%) Gov't (5%) For-Profit (89%) Non-Profit (11%) Hospital vs. Free-standing Free-Standing (62%)Hospital Based (38%) Free-Standing (21%) Hospital Based (79%) Free-Standing (95%) Hospital Based (5%) Free-Standing (85%) Hospital Based (15%) Rural vs. Urban Urban (93%)Rural (7%) Urban (86%) Rural (14%) Urban (72%) Rural (28%) Urban (85%) Rural (15%) (Lowest Acuity)(Highest Acuity) Source: MedPAC, Payment Policy, March 2012 - page 266; MedPAC, Payment Policy, March 2016 - pages 179, 194, 213, 214, 228, 241, 246, 247, 273, 280, and 283; and MedPAC, June 2016 Data Book - pages 109, 110, 115, 119, and 120

81 $35 $30 $25 $20 $15 $10 $5 $0 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Medicare Spending on Post-Acute Services Post-Acute Settings 2014 Medicare Margin Projected 2016 Medicare Margin 12.5% 10.7% 10.8% 8.8% 12.5% 13.9% 4.9% 4.6% Skilled nursing facilities Home health agencies Inpatient rehabilitation hospitals Long-term acute care hospitals Inpatient rehabilitation spending (% of total Medicare spending) 6 3 0 (P er ce nt ) 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 1.8 2.1 2.2 2.1 1.9 1.5 1.4 1.3 1.2 1.2 1.2 1.2 1.2 1.1 3.2 3.6 3.6 3.5 3.7 3.2 3.6 3.6 3.8 3.7 3.4 3.3 3.1 2.9 Home Health spending (% of total Medicare spending) Total Medicare Spending on Post-Acute Services ~$59 billion in 2014 Source: MedPAC Healthcare Spending and the Medicare Program, June 2015 – page 114. MedPAC Payment Policy, March 2016 – pages 176, 210, 238, 274, and 275

Different Levels of Services

Rehab Hospital		Nursing Home	
Average length of stay	**= 12.8 days**	**Average length of stay**	**= 40 days**
Discharge to community	**= 76.1%**	**Discharge to community**	**= 37.6%**
Requirements:		**Requirements:**	
Rehab hospitals must also satisfy regulatory/policy requirements for hospitals, including Medicare hospital conditions of participation.		No similar requirement; Nursing homes are regulated as nursing homes only	
All patients must be admitted by a rehab physician.		No similar requirement	
Rehab physicians must re-confirm each admission w/n 24 hours.		No similar requirement	
All patients, regardless of diagnoses/condition, must demonstrate need and receive at least three hours of daily intensive therapy.		No similar requirement	
All patients must see a rehabilitation physician "in person" at least three times weekly.		No similar requirement; some SNF patients may go a week or longer without seeing a physician, and often a non-rehabilitation physician.	
Rehab hospitals required to provide 24 hour, 7 days per week nursing care; many nurses are RNs and rehab nurses.		No similar requirement	
Rehab hospitals are required to use a coordinated interdisciplinary team approach led by a rehab physician; includes a rehab nurse, a case manager, and a licensed therapist from each therapy discipline who must meet weekly to evaluate/discuss each patient's case.		No similar requirement; Nursing homes are not required to provide care on a interdisciplinary basis and are not required to hold regular meetings for each patient.	
Rehab hospitals are required to follow stringent admission/coverage policies and must carefully document justification for each admission; further restricted in number/type of patients (60% Rule)		Nursing homes have comparatively few policies governing the number or types of patients they treat.	

Source: MedPAC, Medicare Payment Policy, March 2016 - Pages 182, 186, 247, and 250; MedPAC, June 2016 Data Book - page 115.

82

HEALTHSOUTH.

83 Supply of IRFs is Relatively Stable Average Annual Change Share of Medicare DischargesType of IRF 2004 2006 2008 2010 2012 2013 2014 2006-2013 2013-2014 All IRFs 100% 1,221 1,225 1,202 1,179 1,166 1,161 1,177 -0.9% 1.4% Urban 93 1,024 1,018 1,001 981 973 977 1,013 -0.7 3.7 Rural 7 197 207 201 198 193 184 164 -1.9 -10.9 Freestanding 48 217 217 221 233 239 243 251 1.9 3.3 Hospital based 52 1,004 1,008 981 946 927 918 926 -1.5 0.9 Nonprofit 43 768 758 738 729 698 677 681 -1.9 0.6 For profit 50 292 299 291 294 307 322 338 1.2 5.0 Government 7 161 168 173 156 157 155 149 -1.3 -3.9 Source: MedPAC, Medicare Payment Policy, March 2016 - page 246

84 Inpatient Rehabilitation Sector Margins Share of Medicare discharges Margins Type of IRF 2014 2004 2006 2008 2010 2011 2012 2013 2014 All IRFs 100% 16.7% 12.4% 9.3% 8.7% 9.7% 11.2% 11.6% 12.5% Urban 93 17.0 12.6 9.5 9.0 10.2 11.6 12.0 13.0 Rural 7 13.2 10.1 6.9 4.7 4.8 6.5 6.5 6.4 Freestanding 48 24.7 17.5 18.2 21.4 23.1 23.9 24.4 25.3 Hospital based 52 12.2 9.6 3.8 -0.5 -0.6 0.8 0.2 1.0 Nonprofit 43 12.8 10.6 5.2 2.1 2.6 2.4 1.4 2.1 For profit 50 24.4 16.3 16.9 19.6 20.7 23.1 23.6 24.3 Government 7 N/A N/A N/A N/A N/A N/A N/A N/A Number of beds 1 to 10 2 3.7 -3.5 -4.9 -10.1 -7.2 -6.7 -10.7 -10.7 11 to 24 22 10.5 7.3 1.2 -3.3 -3.4 -1.0 -0.5 -0.5 25 to 64 47 18.3 13.7 10.1 10.6 11.5 12.4 13.1 14.4 65 or more 28 21.5 17.2 17.2 17.5 19.0 20.8 20.2 21.0 Source: MedPAC, Medicare Payment Policy, March 2016 - page 255

85 Inpatient Rehabilitation Standardized Comparison of Costs Type of IRF Mean Adjusted Cost Per Discharge All IRFs $15,330 Hospital based 16,325 Freestanding 11,883 Nonprofit 16,565 For profit 13,044 Government 16,317 Urban 15,034 Rural 17,036 Number of beds 1 to 10 18,875 11 to 24 15,606 25 to 64 14,867 65 or more 12,164 Quartile Characteristic Low Cost High Cost Percent: Hospital based 43% 95% Freestanding 57 5 Nonprofit 30 65 For profit 66 18 Government 4 17 Urban 94 70 Rural 6 30 Median Medicare Margin: All 26.1% -21.3% Hospital based 19.5 -21.3 Freestanding 31.1 -21.7 Median: Number of beds 42 18 Occupancy rate 70% 50% Case-mix index 1.29 1.21 Median costs per discharge: All $10,583 $18,888 Hospital based 10,992 18,881 Freestanding 10,437 19,833 Mean adjusted costs per discharge are lower for freestanding IRFs and larger facilities. High margin IRFs (both hospital-based and freestanding) are concentrated in the low-cost quartile of standardized costs. Source: MedPAC, Medicare Payment Policy, March 2016 - page 253 and 254

86 “60% Rule”: Medicare Regulation for Rehabilitation Hospitals 1983 1983: 75% Rule established -- Requires 75% of IRF patients to have a qualifying condition if the IRF is to maintain reimbursement on a “cost plus” basis vs. “prospective” ( i.e., fixed) basis. 2002 2004 2007 2002: IRF reimbursement transitions to prospective payment system (“PPS”) 2002: CMS suspends 75% Rule implementation 2004: “New” 75% Rule initiated with a “new” list of “qualifying conditions” 2007: 75% Rule permanently changed to “60% Rule” with passage of “Medicare, Medicaid & SCHIP Extension Act of 2007” Paid for through a Medicare price rollback & 18-month freeze from 4/1/2008 to 9/30/2009 The 60% Rule requires at least 60% of all patients admitted must have at least one medical diagnosis or functional impairment from a list of 13 compliant conditions (a.k.a "compliant conditions" or "CMS-13").

87 1. Stroke 2. Brain injury 3. Amputation 4. Spinal cord 5. Fracture of the femur 6. Neurological disorder 7. Multiple trauma 8. Congenital deformity 9. Burns IRF Qualifying Conditions 1. Stroke 2. Brain injury 3. Amputation 4. Spinal cord 5. Fracture of the femur 6. Neurological disorder 7. Multiple trauma 8. Congenital deformity 9. Burns 10. Osteoarthritis (after less intensive setting) 11. Rheumatoid arthritis (after less intensive setting) 12. Joint replacement 13. Systemic vasculidities (after less intensive setting) Original Qualifying Conditions Current Qualifying Conditions § Bilateral § Age ≥ 85 § Body Mass Index >50 10. Polyarthritis (includes "joint replacement") Became

Inpatient Rehabilitation Outlier Payments[8]

More Efficient Less

Hospital Deciles	# of Hospitals			Total Outlier Payments				Avg Outlier Payment per Discharge		
	HLS	Non-HLS	Total	HLS	Non-HLS	Total	%	HLS	Non-HLS	Total
90-100	—	113	113	$ —	$ 120,926,079	$ 120,926,079	49.9%	N/A	$ 2,368	$ 2,368
80-90	—	113	113	$ —	$ 45,316,044	$ 45,316,044	18.7%	N/A	$ 1,634	$ 1,634
70-80	1	112	113	$ 250,953	$ 27,325,898	$ 27,576,851	11.4%	$ 171	$ 862	$ 831
60-70	2	111	113	$ 308,157	$ 17,778,491	$ 18,086,648	7.5%	$ 130	$ 516	$ 491
50-60	5	109	114	$ 466,754	$ 11,873,691	$ 12,340,445	5.1%	$ 111	$ 422	$ 381
40-50	19	95	114	$ 1,359,722	$ 6,961,929	$ 8,321,651	3.4%	$ 78	$ 314	$ 210
30-40	16	97	113	$ 768,273	$ 4,665,606	$ 5,433,879	2.2%	$ 48	$ 183	$ 131
20-30	18	95	113	$ 481,278	$ 2,504,414	$ 2,985,692	1.2%	$ 26	$ 111	$ 73
10-20	33	80	113	$ 346,434	$ 863,878	$ 1,210,312	0.5%	$ 13	$ 37	$ 24
0-10	25	89	114	$ 19,912	$ 87,190	$ 107,102	—%	$ 1	$ 4	$ 2
Totals	119	1,014	1,133	$ 4,001,483	$ 238,303,220	$ 242,304,703	100.0%			

Outlier Observations:

- *10% of IRFs receive 50% of the outlier payments; None of the 10% are HealthSouth.*
- *HealthSouth receives approx. 1.65% of the IRF outlier payments despite treating approx. 28.4% of the Medicare patients/discharges.*
- *As a result of outlier payments, CMS pays HealthSouth approx. $795 less per discharge than other providers.*
- *Capping IRF outlier payments at 10% could save Medicare approx. $548 million over 10 years.*

88

Refer to pages 119-122 for end notes.

HEALTHSOUTH

89 Segment Operating Results

Inpatient Rehabilitation Segment Adjusted EBITDA

	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Full Year 2015
Net operating revenues:				(In Millions)			
Inpatient	$ 721.2	$ 719.4	$ 696.8	$ 625.1	$ 618.7	$ 606.6	$ 2,547.2
Outpatient and other	31.4	29.8	29.1	26.5	26.6	23.7	105.9
Total segment revenue	752.6	749.2	725.9	651.6	645.3	630.3	2,653.1
Less: Provision for doubtful accounts	(14.5)	(15.6)	(13.3)	(10.2)	(10.2)	(11.0)	(44.7)
Net operating revenues less provision for doubtful accounts	738.1	733.6	712.6	641.4	635.1	619.3	2,608.4
Operating expenses:							
Salaries and benefits	(366.1)	(369.9)	(359.8)	(326.8)	(317.6)	(306.4)	(1,310.6)
% of revenue	48.6%	49.4%	49.6%	50.2%	49.2%	48.6%	49.4%
Other operating expenses[(a)]	(106.8)	(104.8)	(103.2)	(95.8)	(93.5)	(95.2)	(387.7)
Supplies	(31.8)	(32.4)	(32.3)	(28.9)	(29.9)	(29.8)	(120.9)
Occupancy costs	(15.4)	(15.6)	(14.5)	(10.6)	(10.7)	(10.4)	(46.2)
	(154.0)	(152.8)	(150.0)	(135.3)	(134.1)	(135.4)	(554.8)
% of revenue	20.5%	20.4%	20.7%	20.8%	20.8%	21.5%	20.9%
Equity in nonconsolidated affiliates	2.2	2.2	2.3	2.4	2.3	1.6	8.6
Other income	0.7	0.6	1.3	0.1	0.4	0.5	2.3
Noncontrolling interests	(16.8)	(16.8)	(16.5)	(15.6)	(15.6)	(15.2)	(62.9)
Segment Adjusted EBITDA	**$ 204.1**	**$ 196.9**	**$ 189.9**	**$ 166.2**	**$ 170.5**	**$ 164.4**	**$ 691.0**
In arriving at Adjusted EBITDA, the following was excluded:							
(a) Loss (gain) on disposal or impairment of assets	$ 0.2	$ 0.5	$ 2.5	$ 0.9	$ 0.9	$ (1.5)	$ 2.8

90

HEALTHSOUTH

91 Home Health and Hospice Segment Adjusted EBITDA Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2016 2016 2015 2015 2015 2015 2015 Net operating revenues: (In Millions) Home health revenue $ 157.1 $ 150.9 $ 144.4 $ 118.3 $ 111.5 $ 103.9 $ 478.1 Hospice revenue 11.0 9.7 9.0 8.7 7.6 6.4 31.7 Total segment revenue 168.1 160.6 153.4 127.0 119.1 110.3 509.8 Less: Provision for doubtful accounts (0.9) (0.9) (0.7) (0.5) (0.7) (0.6) (2.5) Net operating revenues less provision for doubtful accounts 167.2 159.7 152.7 126.5 118.4 109.7 507.3 Operating expenses(a) Cost of services (81.6) (78.4) (73.0) (61.7) (56.7) (53.4) (244.8) % of revenue 48.5% 48.8% 47.6% 48.6% 47.6% 48.4% 48.0% Support and overhead costs (58.0) (57.0) (51.0) (42.6) (41.0) (38.1) (172.7) % of revenue 34.5% 35.5% 33.2% 33.5% 34.4% 34.5% 33.9% (139.6) (135.4) (124.0) (104.3) (97.7) (91.5) (417.5) % of revenue 83.0% 84.3% 80.8% 82.1% 82.0% 83.0% 81.9% Equity in net income of nonconsolidated affiliates 0.2 0.2 0.1 — — — 0.1 Noncontrolling interests (1.8) (1.9) (2.3) (1.5) (1.7) (1.3) (6.8) Segment Adjusted EBITDA $ 26.0 $ 22.6 $ 26.5 $ 20.7 $ 19.0 $ 16.9 $ 83.1 In arriving at Adjusted EBITDA, the following was excluded: (a) Gain on disposal or impairment of assets $ — $ (0.3) $ (0.1) $ — $ (0.1) $ — $ (0.2)

Segment Operating Results

	Q2 2016				Q2 2015			
	IRF	Home Health and Hospice	Reclasses	HealthSouth Consolidated	IRF	Home Health and Hospice	Reclasses	HealthSouth Consolidated
Net operating revenues	$ 752.6	$ 168.1	$ —	$ 920.7	$ 645.3	$ 119.1	$ —	$ 764.4
Less: Provision for doubtful accounts	(14.5)	(0.9)	—	(15.4)	(10.2)	(0.7)	—	(10.9)
	738.1	167.2	—	905.3	635.1	118.4	—	753.5
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(366.1)	—	(120.0)	(486.1)	(317.6)	—	(84.2)	(401.8)
Other operating expenses[(a)]	(106.8)	—	(14.5)	(121.3)	(93.5)	—	(9.9)	(103.4)
Supplies	(31.8)	—	(2.6)	(34.4)	(29.9)	—	(1.8)	(31.7)
Occupancy	(15.4)	—	(2.5)	(17.9)	(10.7)	—	(1.8)	(12.5)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(81.6)	81.6	—	—	(56.7)	56.7	—
Support and overhead costs	—	(58.0)	58.0	—	—	(41.0)	41.0	—
	(520.1)	(139.6)	—	(659.7)	(451.7)	(97.7)	—	(549.4)
Other income	0.7	—	—	0.7	0.4	—	—	0.4
Equity in net income of nonconsolidated affiliates	2.2	0.2	—	2.4	2.3	—	—	2.3
Noncontrolling interest	(16.8)	(1.8)	—	(18.6)	(15.6)	(1.7)	—	(17.3)
Segment Adjusted EBITDA	**$ 204.1**	**$ 26.0**	**$ —**	**230.1**	**$ 170.5**	**$ 19.0**	**$ —**	**189.5**
General and administrative expenses[(b)(c)]				(25.8)				(22.6)
Gain related to SCA equity interest				—				2.6
Adjusted EBITDA				**$ 204.3**				**$ 169.5**

In arriving at Adjusted EBITDA, the following were excluded:

	Q2 2016 IRF	Q2 2016 Home Health and Hospice	Q2 2016 Reclasses	Q2 2016 HealthSouth Consolidated	Q2 2015 IRF	Q2 2015 Home Health and Hospice	Q2 2015 Reclasses	Q2 2015 HealthSouth Consolidated
(a) Loss (gain) on disposal or impairment of assets	$ 0.2	$ —	$ —	$ 0.2	$ 0.9	$ (0.1)	$ —	$ 0.8
(b) Transaction costs	—	—	—	—	—	—	—	3.3
(c) Stock-based compensation	—	—	—	8.6	—	—	—	6.2

92

Reconciliations to GAAP provided on pages 95-117.

HEALTHSOUTH

Segment Operating Results

	Six Months Ended June 30, 2016				Six Months Ended June 30, 2015			
	IRF	Home Health and Hospice	Reclasses	HealthSouth Consolidated	IRF	Home Health and Hospice	Reclasses	HealthSouth Consolidated
Net operating revenues	$ 1,501.8	$ 328.7	$ —	$ 1,830.5	$ 1,275.6	$ 229.4	$ —	$ 1,505.0
Less: Provision for doubtful accounts	(30.1)	(1.8)	—	(31.9)	(21.2)	(1.3)	—	(22.5)
	1,471.7	326.9	—	1,798.6	1,254.4	228.1	—	1,482.5
Operating Expenses:								—
Inpatient Rehabilitation:								—
Salaries and benefits	(736.0)	—	(236.2)	(972.2)	(624.0)	—	(162.9)	(786.9)
Other operating expenses[a]	(211.6)	—	(28.7)	(240.3)	(188.7)	—	(19.4)	(208.1)
Supplies	(64.2)	—	(5.2)	(69.4)	(59.7)	—	(3.4)	(63.1)
Occupancy	(31.0)	—	(4.9)	(35.9)	(21.1)	—	(3.5)	(24.6)
Home Health and Hospice:								—
Cost of services sold (excluding depreciation and amortization)	—	(160.0)	160.0	—	—	(110.1)	110.1	—
Support and overhead costs	—	(115.0)	115.0	—	—	(79.1)	79.1	—
	(1,042.8)	(275.0)	—	(1,317.8)	(893.5)	(189.2)	—	(1,082.7)
Other income	1.3	—	—	1.3	0.9	—	—	0.9
Equity in net income of nonconsolidated affiliates	4.4	0.4	—	4.8	3.9	—	—	3.9
Noncontrolling interest	(33.6)	(3.7)	—	(37.3)	(30.8)	(3.0)	—	(33.8)
Segment Adjusted EBITDA	**$ 401.0**	**$ 48.6**	**$ —**	**449.6**	**$ 334.9**	**$ 35.9**	**$ —**	**370.8**
General and administrative expenses[b][c]				(53.2)				(47.8)
Gain related to SCA equity interest				—				2.6
Adjusted EBITDA				**$ 396.4**				**$ 325.6**

In arriving at Adjusted EBITDA, the following were excluded:

	IRF	Home Health and Hospice	Reclasses	HealthSouth Consolidated	IRF	Home Health and Hospice	Reclasses	HealthSouth Consolidated
(a) Loss (gain) on disposal or impairment of assets	$ 0.7	$ (0.3)	$ —	$ 0.4	$ (0.6)	$ (0.1)	$ —	$ (0.7)
(b) Transaction costs	—	—	—	—	—	—	—	3.3
(c) Stock-based compensation	—	—	—	13.1	—	—	—	15.6

Reconciliations to GAAP provided on pages 95-117.

93

HEALTHSOUTH

94 Segment Operating Results Year Ended December 31, 2015 IRF Home Health and Hospice Reclasses HealthSouth Consolidated Net operating revenues $ 2,653.1 $ 509.8 $ — $ 3,162.9 Less: Provision for doubtful accounts (44.7) (2.5) — (47.2) 2,608.4 507.3 — 3,115.7 Operating Expenses: Inpatient Rehabilitation: Salaries and benefits (1,310.6) — (360.2) (1,670.8) Other operating expenses(a) (387.7) — (41.8) (429.5) Supplies (120.9) — (7.8) (128.7) Occupancy (46.2) — (7.7) (53.9) Home Health and Hospice: Cost of services sold (excluding depreciation and amortization) — (244.8) 244.8 — Support and overhead costs — (172.7) 172.7 — (1,865.4) (417.5) — (2,282.9) Other income 2.3 — — 2.3 Equity in net income of nonconsolidated affiliates 8.6 0.1 — 8.7 Noncontrolling interest (62.9) (6.8) — (69.7) Segment Adjusted EBITDA $ 691.0 $ 83.1 $ — 774.1 General and administrative expenses(b)(c) (94.8) Gain related to SCA equity interest 3.2 Adjusted EBITDA $ 682.5 In arriving at Adjusted EBITDA, the following were excluded: (a) Loss (gain) on disposal or impairment of assets $ 2.8 $ (0.2) $ — $ 2.6 (b) Stock-based compensation expense — — — 26.2 (c) Transaction costs — — — 12.3 Reconciliations to GAAP provided on pages 95-117.

95 Reconciliations to GAAP

96 Reconciliation of Net Income to Adjusted EBITDA(28) 2016 Q1 Q2 6 Months (in millions, except per share data) Total Per Share Total Per Share Total Per Share Net Income $ 76.7 $ 81.2 $ 157.9 Loss from disc ops, net of tax, attributable to HealthSouth 0.1 0.1 0.2 Net income attributable to noncontrolling interests (18.7) (18.6) (37.3) Income from continuing operations attributable to HealthSouth* 58.1 $ 0.61 62.7 $ 0.65 120.8 $ 1.26 Gov’t, class action, and related settlements — — — Pro fees - acct, tax, and legal 0.2 1.7 1.9 Provision for income tax expense 39.7 42.4 82.1 Interest expense and amortization of debt discounts and fees 44.6 43.4 88.0 Depreciation and amortization 42.4 42.9 85.3 Loss on early extinguishment of debt 2.4 2.4 4.8 Other, including net noncash loss on disposal or impairment of assets 0.2 0.2 0.4 Stock-based compensation expense 4.5 8.6 13.1 Adjusted EBITDA $ 192.1 $ 204.3 $ 396.4 Weighted average common shares outstanding: Basic 89.5 89.3 89.4 Diluted 99.4 99.4 99.4 * Per share amounts for each period presented are based on diluted weighted-average shares outstanding. Refer to pages 119-122 for end notes.

Reconciliation of Net Income to Adjusted EBITDA[28]

(in millions, except per share data)	2015 Q1 Total	Q1 Per Share	Q2 Total	Q2 Per Share	Q3 Total	Q3 Per Share	Q4 Total	Q4 Per Share	Full Year Total	Full Year Per Share
Net Income	$ 59.0		$ 60.2		$ 67.8		$ 65.8		$ 252.8	
Loss (income) from disc ops, net of tax, attributable to HealthSouth	0.3		1.6		(0.3)		(0.7)		0.9	
Net income attributable to noncontrolling interests	(16.5)		(17.3)		(17.1)		(18.8)		(69.7)	
Income from continuing operations attributable to HealthSouth*	42.8	$ 0.44	44.5	$ 0.47	50.4	$ 0.52	46.3	$ 0.48	184.0	$ 1.92
Gov't, class action, and related settlements	8.0		—		—		(0.5)		7.5	
Pro fees - acct, tax, and legal	2.2		0.1		0.4		0.3		3.0	
Provision for income tax expense	30.3		32.2		35.9		43.5		141.9	
Interest expense and amortization of debt discounts and fees	31.8		30.9		35.6		44.6		142.9	
Depreciation and amortization	31.9		32.7		33.7		41.4		139.7	
Loss on early extinguishment of debt	1.2		18.8		—		2.4		22.4	
Noncash (gain) loss on disposal or impairment of assets	(1.5)		0.8		0.9		2.4		2.6	
Stock-based compensation expense	9.4		6.2		6.2		4.4		26.2	
Transaction costs	—		3.3		2.3		6.7		12.3	
Adjusted EBITDA	$ 156.1		$ 169.5		$ 165.4		$ 191.5		$ 682.5	
Weighted average common shares outstanding:										
Basic		87.1		89.8		90.6		90.1		89.4
Diluted		101.1		101.5		101.5		100.6		101.0

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 119-122 for end notes.

97

HEALTHSOUTH

Reconciliation of Net Income to Adjusted EBITDA[28]

(in millions, except per share data)	2014 Q1 Total	Q1 Per Share	Q2 Total	Q2 Per Share	Q3 Total	Q3 Per Share	Q4 Total	Q4 Per Share	Full Year Total	Full Year Per Share
Net income	$ 61.5		$ 97.9		$ 64.8		$ 57.5		$ 281.7	
Loss (income) from disc ops, net of tax, attributable to HealthSouth	0.1		(3.8)		0.9		(2.7)		(5.5)	
Net income attributable to noncontrolling interests	(14.8)		(14.8)		(14.7)		(15.4)		(59.7)	
Income from continuing operations attributable to HealthSouth*	46.8	$ 0.48	79.3	$ 0.81	51.0	$ 0.53	39.4	$ 0.41	216.5	$ 2.24
Gov't, class action, and related settlements	—		(0.8)		—		(0.9)		(1.7)	
Pro fees - acct, tax, and legal	1.6		2.0		4.0		1.7		9.3	
Provision for income tax expense	32.8		36.5		22.1		19.3		110.7	
Interest expense and amortization of debt discounts and fees	27.9		27.8		27.8		25.7		109.2	
Depreciation and amortization	26.4		26.4		27.4		27.5		107.7	
Loss on early extinguishment of debt	—		—		—		13.2		13.2	
Gain on consolidation of Fairlawn Rehabilitation Hospital	—		(27.2)		—		—		(27.2)	
Other, including net noncash loss on disposal of assets	1.3		1.7		2.7		1.0		6.7	
Stock-based compensation expense	7.3		7.0		5.0		4.6		23.9	
Transaction costs	—		—		—		9.3		9.3	
Adjusted EBITDA	$ 144.1		$ 152.7		$ 140.0		$ 140.8		$ 577.6	
Weighted average common shares outstanding:										
Basic		87.3		86.7		86.5		86.6		86.8
Diluted		100.9		100.6		100.5		100.8		100.7

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.

Refer to pages 119-122 for end notes.

98

HEALTHSOUTH

Reconciliation of Net Income to Adjusted EBITDA[28]

(in millions, except per share data)	2013 Q1 Total	Q1 Per Share	Q2 Total	Q2 Per Share	Q3 Total	Q3 Per Share	Q4 Total	Q4 Per Share	Full Year Total	Full Year Per Share
Net Income	$ 65.9		$ 179.0		$ 72.3		$ 64.2		$ 381.4	
Loss (income) from disc ops, net of tax, attributable to HealthSouth	0.4		(0.1)		0.9		(0.1)		1.1	
Net income attributable to noncontrolling interests	(14.6)		(13.8)		(14.1)		(15.3)		(57.8)	
Income from continuing operations attributable to HealthSouth*	51.7	$ 0.48	165.1	$ 1.66	59.1	$ 0.59	48.8	$ (0.31)	324.7	$ 2.59
Gov't, class action, and related settlements	—		(2.0)		(21.3)		(0.2)		(23.5)	
Pro fees - acct, tax, and legal	1.4		2.2		4.2		1.7		9.5	
Provision for income tax expense (benefit)	33.5		(86.5)		35.2		30.5		12.7	
Interest expense and amortization of debt discounts and fees	24.2		24.4		25.3		26.5		100.4	
Depreciation and amortization	22.1		23.1		24.3		25.2		94.7	
Loss on early extinguishment of debt	—		—		—		2.4		2.4	
Other, including net noncash loss on disposal of assets	0.1		1.7		2.5		1.6		5.9	
Stock-based compensation expense	6.3		6.5		6.2		5.8		24.8	
Adjusted EBITDA	$ 139.3		$ 134.5		$ 135.5		$ 142.3		$ 551.6	
Weighted average common shares outstanding:										
Basic		94.0		86.1		86.2		86.4		88.1
Diluted		107.1		99.8		100.4		100.8		102.1

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.

Refer to pages 119-122 for end notes.

99

HEALTHSOUTH

100 Reconciliation of Net Income to Adjusted EBITDA(28) 2011 2012 (in millions, except per share data) Total Per Share Total Per Share Net income $ 254.6 $ 235.9 Income from disc ops, net of tax, attributable to HealthSouth (49.9) (4.5) Net income attributable to noncontrolling interests (45.9) (50.9) Income from continuing operations attributable to HealthSouth* 158.8 $ 1.39 180.5 $ 1.62 Gov't, class action, and related settlements (12.3) (3.5) Pro fees-acct, tax, and legal 21.0 16.1 Provision for income tax expense 37.1 108.6 Interest expense and amortization of debt discounts and fees 119.4 94.1 Depreciation and amortization 78.8 82.5 Net noncash loss on disposal of assets 4.3 4.4 Loss on early extinguishment of debt 38.8 4.0 Gain on consolidation of St. Vincent Rehabilitation Hospital — (4.9) Stock-based compensation expense 20.3 24.1 Adjusted EBIDTA $ 466.2 $ 505.9 Weighted average common shares outstanding: Basic 93.3 94.6 Diluted 109.2 108.1 * Per share amounts for each period presented are based on diluted weighted-average shares outstanding. Refer to pages 119-122 for end notes.

101 Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations Before Income Tax Expense Three Months Ended Six Months Ended Year Ended June 30, June 30, December 31, 2016 2015 2016 2015 2015 (In Millions) Total segment Adjusted EBITDA $ 230.1 $ 189.5 $ 449.6 $ 370.8 $ 774.1 General and administrative expenses (34.4) (32.1) (66.3) (66.7) (133.3) Depreciation and amortization (42.9) (32.7) (85.3) (64.6) (139.7) (Loss) gain on disposal or impairment of assets (0.2) (0.8) (0.4) 0.7 (2.6) Government, class action, and related settlements — — — (8.0) (7.5) Professional fees - accounting, tax, and legal (1.7) (0.1) (1.9) (2.3) (3.0) Loss on early extinguishment of debt (2.4) (18.8) (4.8) (20.0) (22.4) Interest expense and amortization of debt discounts and fees (43.4) (30.9) (88.0) (62.7) (142.9) Net income attributable to noncontrolling interests 18.6 17.3 37.3 33.8 69.7 Gain related to SCA equity interest — 2.6 — 2.6 3.2 Income from continuing operations before income tax expense $ 123.7 $ 94.0 $ 240.2 $ 183.6 $ 395.6

Adjusted EPS[1] - Q2 2016

	For the Three Months Ended June 30, 2016					
		Adjustments				
	As Reported	Professional Fees - Accounting, Tax, and Legal	Mark-to-Market Adjustment for Stock Appreciation Rights	Loss on Early Extinguishment of Debt	Sale of Hospital	As Adjusted
	(In Millions, Except Per Share Amounts)					
Adjusted EBITDA*	$ 204.3	$ —	$ —	$ —	$ —	$ 204.3
Depreciation and amortization	(42.9)	—	—	—	—	(42.9)
Professional fees - accounting, tax, and legal	(1.7)	1.7	—	—	—	—
Loss on early extinguishment of debt	(2.4)	—	—	2.4	—	—
Interest expense and amortization of debt discounts and fees	(43.4)	—	—	—	—	(43.4)
Stock-based compensation	(8.6)	—	2.8	—	—	(5.8)
Loss on disposal or impairment of assets	(0.2)	—	—	—	(0.9)	(1.1)
Income from continuing operations before income tax expense	105.1	1.7	2.8	2.4	(0.9)	111.1
Provision for income tax expense	(42.4)	(0.7)	(1.1)	(1.0)	0.4	(44.8)
Income from continuing operations attributable to HealthSouth	**$ 62.7**	**$ 1.0**	**$ 1.7**	**$ 1.4**	**$ (0.5)**	**$ 66.3**
Add: Interest on convertible debt, net of tax	2.4					2.4
Numerator for diluted earnings per share	**$ 65.1**					**$ 68.7**
Diluted earnings per share from continuing operations**	**$ 0.65**	**$ 0.01**	**$ 0.02**	**$ 0.01**	**$ (0.01)**	**$ 0.69**
Diluted shares used in calculation	**99.4**					

* Reconciliation to GAAP provided on pages 96-100 ; Refer to pages 119-122 for end notes.
** Adjusted EPS may not sum across due to rounding.

102

HEALTHSOUTH

103 Adjusted EPS(1) - Q1 2016 For the Three Months Ended March 31, 2016 Adjustments As Reported Professional Fees - Accounting, Tax, and Legal Mark-to- Market Adjustment for Stock Appreciation Rights Loss on Early Extinguishment of Debt As Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA* $ 192.1 $ — $ — $ — $ 192.1 Depreciation and amortization (42.4) — — — (42.4) Professional fees - accounting, tax, and legal (0.2) 0.2 — — — Loss on early extinguishment of debt (2.4) — — 2.4 — Interest expense and amortization of debt discounts and fees (44.6) — — — (44.6) Stock-based compensation (4.5) — (2.4) — (6.9) Loss on disposal or impairment of assets (0.2) — — — (0.2) Income from continuing operations before income tax expense 97.8 0.2 (2.4) 2.4 98.0 Provision for income tax expense (39.7) (0.1) 1.0 (1.0) (39.8) Income from continuing operations attributable to HealthSouth $ 58.1 $ 0.1 $ (1.4) $ 1.4 $ 58.2 Add: Interest on convertible debt, net of tax 2.4 2.4 Numerator for diluted earnings per share $ 60.5 $ 60.6 Diluted earnings per share from continuing operations** $ 0.61 $ — $ (0.01) $ 0.01 $ 0.61 Diluted shares used in calculation 99.4 * Reconciliation to GAAP provided on pages 96-100 ; Refer to pages 119-122 for end notes. ** Adjusted EPS may not sum across due to rounding.

Adjusted EPS[(1)] - YTD 2016

	For the Six Months Ended June 30, 2016					
		Adjustments				
	As Reported	Professional Fees - Accounting, Tax, and Legal	Mark-to-Market Adjustment for Stock Appreciation Rights	Loss on Early Extinguishment of Debt	Sale of Hospital	As Adjusted
	(In Millions, Except Per Share Amounts)					
Adjusted EBITDA*	$ 396.4	$ —	$ —	$ —	$ —	$ 396.4
Depreciation and amortization	(85.3)	—	—	—	—	(85.3)
Professional fees - accounting, tax, and legal	(1.9)	1.9	—	—	—	—
Loss on early extinguishment of debt	(4.8)	—	—	4.8	—	—
Interest expense and amortization of debt discounts and fees	(88.0)	—	—	—	—	(88.0)
Stock-based compensation	(13.1)	—	0.5	—	—	(12.6)
Loss on disposal or impairment of assets	(0.4)	—	—	—	(0.9)	(1.3)
Income from continuing operations before income tax expense	202.9	1.9	0.5	4.8	(0.9)	209.2
Provision for income tax expense	(82.1)	(0.8)	(0.2)	(1.9)	0.4	(84.6)
Income from continuing operations attributable to HealthSouth	**$ 120.8**	**$ 1.1**	**$ 0.3**	**$ 2.9**	**$ (0.5)**	**$ 124.6**
Add: Interest on convertible debt, net of tax	4.8					4.8
Numerator for diluted earnings per share	**$ 125.6**					**$ 129.4**
Diluted earnings per share from continuing operations**	**$ 1.26**	**$ 0.01**	**$ —**	**$ 0.03**	**$ (0.01)**	**$ 1.30**
Diluted shares used in calculation	**99.4**					

104

* Reconciliation to GAAP provided on pages 96-100 ; Refer to pages 119-122 for end notes.
** Adjusted EPS may not sum across due to rounding.

HEALTHSOUTH

Adjusted EPS[1] - Q4 2015

	For the Three Months Ended December 31, 2015						
		Adjustments					
	As Reported	Gov't, Class Action, & Related Settlements	Pro. Fees - Acct., Tax, & Legal	Income Tax Valuation Allowance & Other Adj.	Transaction Costs	Loss on Early Exting. of Debt	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA*	$ 191.5	$ —	$ —	$ —	$ —	$ —	$ 191.5
Depreciation and amortization	(41.4)	—	—	—	—	—	(41.4)
Government, class action, and related settlements	0.5	(0.5)	—	—	—	—	—
Professional fees - accounting, tax, and legal	(0.3)	—	0.3	—	—	—	—
Loss on early extinguishment of debt	(2.4)	—	—	—	—	2.4	—
Interest expense and amortization of debt discounts and fees	(44.6)	—	—	—	—	—	(44.6)
Stock-based compensation	(4.4)	—	—	—	—	—	(4.4)
Loss on disposal or impairment of assets	(2.4)	—	—	—	—	—	(2.4)
Transaction costs	(6.7)	—	—	—	6.7	—	—
Income from continuing operations before income tax expense	89.8	(0.5)	0.3	—	6.7	2.4	98.7
Provision for income tax expense	(43.5)	0.2	(0.1)	4.7	(2.1)	(1.0)	(41.8)
Income from continuing operations attributable to HealthSouth	**$ 46.3**	**$ (0.3)**	**$ 0.2**	**$ 4.7**	**$ 4.6**	**$ 1.4**	**$ 56.9**
Add: Interest on convertible debt, net of tax	2.4						2.4
Numerator for diluted earnings per share	**$ 48.7**						**$ 59.3**
Diluted earnings per share from continuing operations**	**$ 0.48**	**$ —**	**$ —**	**$ 0.05**	**$ 0.05**	**$ 0.01**	**$ 0.59**
Diluted shares used in calculation	**100.6**						

105

* Reconciliation to GAAP provided on pages 96-100 ; Refer to pages 119-122 for end notes.
** Adjusted EPS may not sum across due to rounding.

HEALTHSOUTH

106 For the Three Months Ended September 30, 2015 Adjustments As Reported Professional Fees - Accounting, Tax, and Legal Transaction Costs Mark-to-Market Adjustment for Stock Appreciation Rights As Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA* $ 165.4 $ — $ — $ — $ 165.4 Depreciation and amortization (33.7) — — — (33.7) Government, class action, and related settlements — — — — — Professional fees - accounting, tax, and legal (0.4) 0.4 — — — Loss on early extinguishment of debt — — — — — Interest expense and amortization of debt discounts and fees (35.6) — — — (35.6) Stock-based compensation (6.2) — — 1.2 (5.0) Loss on disposal or impairment of assets (0.9) — — — (0.9) Transaction costs (2.3) — 2.3 — — Income from continuing operations before income tax expense 86.3 0.4 2.3 1.2 90.2 Provision for income tax expense (35.9) (0.2) (0.9) (0.5) (37.5) Income from continuing operations attributable to HealthSouth $ 50.4 $ 0.2 $ 1.4 $ 0.7 $ 52.7 Add: Interest on convertible debt, net of tax 2.4 2.4 Numerator for diluted earnings per share $ 52.8 $ 55.1 Diluted earnings per share from continuing operations** $ 0.52 $ — $ 0.01 $ 0.01 $ 0.54 Diluted shares used in calculation 101.5 Adjusted EPS(1) - Q3 2015 * Reconciliation to GAAP provided on pages 96-100 ; Refer to pages 119-122 for end notes. ** Adjusted EPS may not sum across due to rounding.

107 For the Three Months Ended June 30, 2015 Adjustments As Reported Professional Fees - Accounting, Tax, and Legal Transaction Costs Loss on Early Extinguishment of Debt As Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA* $ 169.5 $ — $ — $ — $ 169.5 Depreciation and amortization (32.7) — — — (32.7) Professional fees - accounting, tax, and legal (0.1) 0.1 — — — Loss on early extinguishment of debt (18.8) — — 18.8 — Interest expense and amortization of debt discounts and fees (30.9) — — — (30.9) Stock-based compensation (6.2) — — — (6.2) Loss on disposal or impairment of assets (0.8) — — — (0.8) Transaction costs (3.3) — 3.3 — — Income from continuing operations before income tax expense 76.7 0.1 3.3 18.8 98.9 Provision for income tax expense (32.2) — (1.3) (7.5) (41.0) Income from continuing operations attributable to HealthSouth $ 44.5 $ 0.1 $ 2.0 $ 11.3 $ 57.9 Add: Interest on convertible debt, net of tax 2.3 2.3 Numerator for diluted earnings per share $ 46.8 $ 60.2 Diluted earnings per share from continuing operations** $ 0.47 $ — $ 0.02 $ 0.11 $ 0.59 Diluted shares used in calculation 101.5 Adjusted EPS(1) - Q2 2015 * Reconciliation to GAAP provided on pages 96-100 ; Refer to pages 119-122 for end notes. ** Adjusted EPS may not sum across due to rounding.

108 For the Three Months Ended March 31, 2015 Adjustments As Reported Government, Class Action, and Related Settlements Professional Fees - Accounting, Tax, and Legal Loss on Early Extinguishment of Debt As Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA* $ 156.1 $ — $ — $ — $ 156.1 Depreciation and amortization (31.9) — — — (31.9) Government, class action, and related settlements (8.0) 8.0 — — — Professional fees - accounting, tax, and legal (2.2) — 2.2 — — Loss on early extinguishment of debt (1.2) — — 1.2 — Interest expense and amortization of debt discounts and fees (31.8) — — — (31.8) Stock-based compensation (9.4) — — — (9.4) Gain on disposal or impairment of assets 1.5 — — — 1.5 Income from continuing operations before income tax expense 73.1 8.0 2.2 1.2 84.5 Provision for income tax expense (30.3) (3.2) (0.9) (0.5) (34.9) Income from continuing operations attributable to HealthSouth $ 42.8 $ 4.8 $ 1.3 $ 0.7 $ 49.6 Add: Interest on convertible debt, net of tax 2.3 2.3 Numerator for diluted earnings per share $ 45.1 $ 51.9 Diluted earnings per share from continuing operations** $ 0.44 $ 0.05 $ 0.01 $ 0.01 $ 0.51 Diluted shares used in calculation 101.1 Adjusted EPS(1) - Q1 2015 * Reconciliation to GAAP provided on pages 96-100 ; Refer to pages 119-122 for end notes. ** Adjusted EPS may not sum across due to rounding.

Adjusted EPS[1] - Six Months 2015

	For the Six Months Ended June 30, 2015					
		Adjustments				
	As Reported	Government, Class Action, and Related Settlements	Professional Fees - Accounting, Tax, and Legal	Transaction Costs	Loss on Early Exting. of Debt	As Adjusted
	(In Millions, Except Per Share Amounts)					
Adjusted EBITDA*	**$ 325.6**	**$ —**	**$ —**	**$ —**	**$ —**	**$ 325.6**
Depreciation and amortization	(64.6)	—	—	—	—	(64.6)
Government, class action, and related settlements	(8.0)	8.0	—	—	—	—
Professional fees - accounting, tax, and legal	(2.3)	—	2.3	—	—	—
Loss on early extinguishment of debt	(20.0)	—	—	—	20.0	—
Interest expense and amortization of debt discounts and fees	(62.7)	—	—	—	—	(62.7)
Stock-based compensation	(15.6)	—	—	—	—	(15.6)
Gain on disposal or impairment of assets	0.7	—	—	—	—	0.7
Transaction costs	(3.3)	—	—	3.3	—	—
Income from continuing operations before income tax expense	149.8	8.0	2.3	3.3	20.0	183.4
Provision for income tax expense	(62.5)	(3.2)	(0.9)	(1.3)	(8.0)	(75.9)
Income from continuing operations attributable to HealthSouth	**$ 87.3**	**$ 4.8**	**$ 1.4**	**$ 2.0**	**$ 12.0**	**$ 107.5**
Add: Interest on convertible debt, net of tax	4.6					4.6
Numerator for diluted earnings per share	**$ 91.9**					**$ 112.1**
Diluted earnings per share from continuing operations**	**$ 0.91**	**$ 0.05**	**$ 0.01**	**$ 0.02**	**$ 0.12**	**$ 1.11**
Diluted shares used in calculation	**101.3**					

109

* Reconciliation to GAAP provided on pages 96-100 ; Refer to pages 119-122 for end notes.
** Adjusted EPS may not sum across due to rounding.

HEALTHSOUTH

Adjusted EPS[1] - 2015

	For the Year Ended December 31, 2015							
		Adjustments						
	As Reported	Gov't, Class Action, & Related Settlements	Pro. Fees - Acct., Tax, & Legal	Income Tax Valuation Allowance & Other Adj.	Transaction Costs	Loss on Early Exting. of Debt	Mark-to-Market Adjustment for Stock Appreciation Rights	As Adjusted
	(In Millions, Except Per Share Amounts)							
Adjusted EBITDA*	$ 682.5	$ —	$ —	$ —	$ —	$ —	$ —	$ 682.5
Depreciation and amortization	(139.7)	—	—	—	—	—	—	(139.7)
Government, class action, and related settlements	(7.5)	7.5	—	—	—	—	—	—
Professional fees - accounting, tax, and legal	(3.0)	—	3.0	—	—	—	—	—
Loss on early extinguishment of debt	(22.4)	—	—	—	—	22.4	—	—
Interest expense and amortization of debt discounts and fees	(142.9)	—	—	—	—	—	—	(142.9)
Stock-based compensation	(26.2)	—	—	—	—	—	1.2	(25.0)
Loss on disposal or impairment of assets	(2.6)	—	—	—	—	—	—	(2.6)
Transaction costs	(12.3)	—	—	—	12.3	—	—	—
Income from continuing operations before income tax expense	325.9	7.5	3.0	—	12.3	22.4	1.2	372.3
Provision for income tax expense	(141.9)	(3.0)	(1.2)	4.7	(4.1)	(9.0)	(0.5)	(155.0)
Income from continuing operations attributable to HealthSouth	$ 184.0	$ 4.5	$ 1.8	$ 4.7	$ 8.2	$ 13.4	$ 0.7	$ 217.3
Add: Interest on convertible debt, net of tax	9.4							9.4
Numerator for diluted earnings per share	$ 193.4							$ 226.7
Diluted earnings per share from continuing operations**	$ 1.92	$ 0.04	$ 0.02	$ 0.05	$ 0.08	$ 0.13	$ 0.01	$ 2.24
Diluted shares used in calculation	101.0							

110

* Reconciliation to GAAP provided on pages 96-100 ; Refer to pages 119-122 for end notes.
** Adjusted EPS may not sum across due to rounding.

HEALTHSOUTH

Adjusted EPS[(1)] - 2014

	For the Year Ended December 31, 2014							
		Adjustments						
	As Reported	Gov't, Class Action, and Related Settlements	Pro. Fees - Acct, Tax, and Legal	Transaction Costs	Gain on Consolidation of Fairlawn Rehabilitation Hospital	Loss on Early Exting. of Debt	Income Tax Valuation Adjustment	As Adjusted
	(In Millions, Except Per Share Amounts)							
Adjusted EBITDA*	$ 577.6	$ —	$ —	$ —	$ —	$ —	$ —	$ 577.6
Depreciation and amortization	(107.7)	—	—	—	—	—	—	(107.7)
Government, class action, and related settlements	1.7	(1.7)	—	—	—	—	—	—
Professional fees - accounting, tax, and legal	(9.3)	—	9.3	—	—	—	—	—
Loss on early extinguishment of debt	(13.2)	—	—	—	—	13.2	—	—
Interest expense and amortization of debt discounts and fees	(109.2)	—	—	—	—	—	—	(109.2)
Stock-based compensation	(23.9)	—	—	—	—	—	—	(23.9)
Loss on disposal or impairment of assets	(6.7)	—	—	—	—	—	—	(6.7)
Gain on consolidation of Fairlawn Rehabilitation Hospital	27.2	—	—	—	(27.2)	—	—	—
Transaction costs	(9.3)	—	—	9.3	—	—	—	—
Income from continuing operations before income tax expense	327.2	(1.7)	9.3	9.3	(27.2)	13.2	—	330.1
Provision for income tax expense	(110.7)	0.7	(3.7)	(2.5)	(3.0)	(5.3)	(7.4)	(131.9)
Income from continuing operations attributable to HealthSouth	**$ 216.5**	**$ (1.0)**	**$ 5.6**	**$ 6.8**	**$ (30.2)**	**$ 7.9**	**$ (7.4)**	**$ 198.2**
Add: Interest on convertible debt, net of tax	9.0							9.0
Numerator for diluted earnings per share	**$ 225.5**							**$ 207.2**
Diluted earnings per share from continuing operations**	**$ 2.24**	**$ (0.01)**	**$ 0.06**	**$ 0.07**	**$ (0.30)**	**$ 0.08**	**$ (0.07)**	**$ 2.06**
Diluted shares used in calculation	**100.7**							

111

* Reconciliation to GAAP provided on pages 96-100 ; Refer to pages 119-122 for end notes.
** Adjusted EPS may not sum across due to rounding.

HEALTHSOUTH

Adjusted EPS[(1)] - 2013

	For the Year Ended December 31, 2013							
		Adjustments						
	As Reported	Gov't, Class Action, and Related Settlements	Pro. Fees - Acct., Tax, and Legal	Loss on Early Exting. of Debt	Income Tax Valuation Allowance Adjustment	Settlement of Income Tax Claims	Repurchase of Preferred Stock	As Adjusted
	(In Millions, Except Per Share Amounts)							
Adjusted EBITDA*	$ 551.6	$ —	$ —	$ —	$ —	$ —	$ —	$ 551.6
Depreciation and amortization	(94.7)	—	—	—	—	—	—	(94.7)
Government, class action, and related settlements	23.5	(23.5)	—	—	—	—	—	—
Professional fees - accounting, tax, and legal	(9.5)	—	9.5	—	—	—	—	—
Loss on early extinguishment of debt	(2.4)	—	—	2.4	—	—	—	—
Interest expense and amortization of debt discounts and fees	(100.4)	—	—	—	—	—	—	(100.4)
Stock-based compensation	(24.8)	—	—	—	—	—	—	(24.8)
Loss on disposal or impairment of assets	(5.9)	—	—	—	—	—	—	(5.9)
Income from continuing operations before income tax expense	337.4	(23.5)	9.5	2.4	—	—	—	325.8
Provision for income tax expense	(12.7)	9.4	(3.8)	(1.0)	(9.1)	(113.4)	—	(130.6)
Income from continuing operations attributable to HealthSouth	**$ 324.7**	**$ (14.1)**	**$ 5.7**	**$ 1.4**	**$ (9.1)**	**$ (113.4)**	**$ —**	**$ 195.2**
Less: Income allocated to participating securities	(3.4)							(3.4)
Less: Convertible perpetual preferred dividends	(21.0)							(21.0)
Less: Repurchase of perpetual preferred stock	(71.6)						71.6	—
Numerator for basic earnings per share	**$ 228.7**							**$ 170.8**
Basic earnings per share from continuing operations**	**$ 2.59**	**$ (0.16)**	**$ 0.06**	**$ 0.02**	**$ (0.10)**	**$ (1.29)**	**$ 0.81**	**$ 1.94**
Basic shares used in calculation	**88.1**							

Basic and diluted earnings per share are the same due to antidilution.

112

* Reconciliation to GAAP provided on pages 96-100 ; Refer to pages 119-122 for end notes.
** Adjusted EPS may not sum across due to rounding.

HEALTHSOUTH

Adjusted EPS[(1)] - 2012

	For the Year Ended December 31, 2012							
		Adjustments						
	As Reported	Gov't, Class Action, and Related Settlements	Pro. Fees - Acct, Tax, and Legal	Gain on Consolidation of St. Vincent Rehabilitation Hospital	Loss on Early Exting. of Debt	Income Tax Valuation Allowance Adjustment	Settlement of Income Tax Claims	As Adjusted
	(In Millions, Except Per Share Amounts)							
Adjusted EBITDA*	$ 505.9	$ —	$ —	$ —	$ —	$ —	$ —	$ 505.9
Depreciation and amortization	(82.5)	—	—	—	—	—	—	(82.5)
Government, class action, and related settlements	3.5	(3.5)	—	—	—	—	—	—
Professional fees - accounting, tax, and legal	(16.1)	—	16.1	—	—	—	—	—
Loss on early extinguishment of debt	(4.0)	—	—	—	4.0	—	—	—
Interest expense and amortization of debt discounts and fees	(94.1)	—	—	—	—	—	—	(94.1)
Stock-based compensation	(24.1)	—	—	—	—	—	—	(24.1)
Loss on disposal or impairment of assets	(4.4)	—	—	—	—	—	—	(4.4)
Gain on consolidation of St. Vincent Rehabilitation Hospital	4.9	—	—	(4.9)	—	—	—	—
Income from continuing operations before income tax expense	289.1	(3.5)	16.1	(4.9)	4.0	—	—	300.8
Provision for income tax expense	(108.6)	1.4	(6.4)	2.0	(1.6)	(9.5)	1.0	(121.7)
Income from continuing operations attributable to HealthSouth	**$ 180.5**	**$ (2.1)**	**$ 9.7**	**$ (2.9)**	**$ 2.4**	**$ (9.5)**	**$ 1.0**	**$ 179.1**
Less: Income allocated to participating securities	(2.2)							(2.2)
Less: Convertible perpetual preferred dividends	(23.9)							(23.9)
Less: Repurchase of preferred stock	(0.8)							(0.8)
Numerator for basic earnings per share	**$ 153.6**							**$ 152.2**
Basic earnings per share from continuing operations**	**$ 1.62**	**$ (0.02)**	**$ 0.10**	**$ (0.03)**	**$ 0.03**	**$ (0.10)**	**$ 0.01**	**$ 1.61**
Basic shares used in calculation	**94.6**							

Basic and diluted earnings per share are the same due to antidilution.

113

* Reconciliation to GAAP provided on pages 96-100 ; Refer to pages 119-122 for end notes.
** Adjusted EPS may not sum across due to rounding.

HEALTHSOUTH

Adjusted EPS[(1)] - 2011

	For the Year Ended December 31, 2011						
		Adjustments					
	As Reported	Gov't, Class Action, and Related Settlements	Pro. Fees - Acct., Tax, and Legal	Loss on Early Exting. of Debt	Income Tax Valuation Allowance Adjustment	Settlement of Income Tax Claims	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA*	$ 466.2	$ —	$ —	$ —	$ —	$ —	$ 466.2
Depreciation and amortization	(78.8)	—	—	—	—	—	(78.8)
Government, class action, and related settlements	12.3	(12.3)	—	—	—	—	—
Professional fees - accounting, tax, and legal	(21.0)	—	21.0	—	—	—	—
Loss on early extinguishment of debt	(38.8)	—	—	38.8	—	—	—
Interest expense and amortization of debt discounts and fees	(119.4)	—	—	—	—	—	(119.4)
Stock-based compensation	(20.3)	—	—	—	—	—	(20.3)
Loss on disposal or impairment of assets	(4.3)	—	—	—	—	—	(4.3)
Income from continuing operations before income tax expense	195.9	(12.3)	21.0	38.8	—	—	243.4
Provision for income tax expense	(37.1)	4.9	(8.4)	(15.5)	(28.2)	(17.5)	(101.8)
Income from continuing operations attributable to HealthSouth	**$ 158.8**	**$ (7.4)**	**$ 12.6**	**$ 23.3**	**$ (28.2)**	**$ (17.5)**	**$ 141.6**
Less: Income allocated to participating securities	(3.2)						(3.2)
Less: Convertible preferred stock dividends	(26.0)						(26.0)
Numerator for basic earnings per share	**$ 129.6**						**$ 112.4**
Basic earnings per share from continuing operations**	**$ 1.39**	**$ (0.08)**	**$ 0.14**	**$ 0.25**	**$ (0.30)**	**$ (0.19)**	**$ 1.20**
Basic shares used in calculation	**93.3**						

Basic and diluted earnings per share are the same due to antidilution.

114

* Reconciliation to GAAP provided on pages 96-100 ; Refer to pages 119-122 for end notes.
** Adjusted EPS may not sum across due to rounding.

HEALTHSOUTH

Adjusted Free Cash Flow History[2]

	Q2		6 Months		Full Year				
(Millions)	2016	2015	2016	2015	2015	2014	2013	2012	2011
Net cash provided by operating activities	$ 152.2	$ 102.9	$ 311.9	$ 204.9	$ 484.8	$ 444.9	$ 470.3	$ 411.5	$ 342.7
Impact of discontinued operations	0.3	0.2	0.5	0.3	0.7	1.2	1.9	(2.0)	(9.1)
Net cash provided by operating activities of continuing operations	152.5	103.1	312.4	205.2	485.5	446.1	472.2	409.5	333.6
Capital expenditures for maintenance	(22.9)	(18.2)	(40.6)	(36.5)	(83.1)	(92.0)	(74.8)	(83.0)	(50.8)
Net settlements on interest rate swaps	—	—	—	—	—	—	—	—	(10.9)
Dividends paid on convertible perpetual preferred stock	—	(1.5)	—	(3.1)	(3.1)	(6.3)	(23.0)	(24.6)	(26.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(18.0)	(13.0)	(33.6)	(26.2)	(54.4)	(54.1)	(46.3)	(49.3)	(44.2)
Items non-indicative of ongoing operations:									
Transaction costs and assumed liabilities	—	1.6	0.8	19.3	28.3	2.0	—	—	—
Net premium on bond issuance/repayment	2.0	11.8	3.9	3.8	4.0	4.3	1.7	1.9	22.8
Cash paid for professional fees - accounting, tax, and legal	1.7	2.7	1.9	3.4	4.1	8.6	7.0	16.1	21.0
Cash paid (received) for government, class action, and related settlements	—	8.0	—	8.0	7.7	2.7	(5.9)	(2.6)	5.7
Income tax refunds related to prior periods	—	—	—	—	—	—	—	—	(7.9)
Adjusted free cash flow	**$ 115.3**	**$ 94.5**	**$ 244.8**	**$ 173.9**	**$ 389.0**	**$ 311.3**	**$ 330.9**	**$ 268.0**	**$ 243.3**
Cash dividends on common stock[4]	**$ 20.6**	**$ 18.5**	**$ 41.9**	**$ 37.1**	**$ 77.2**	**$ 65.8**	**$ 15.7**	**$ —**	**$ —**

115

Refer to pages 119-122 for end notes.

HEALTHSOUTH

Adjusted Free Cash Flow[2] - 2015

(Millions)	2015 Q1	2015 Q2	2015 Q3	2015 Q4	2015 Full Year
Net cash provided by operating activities	$ 102.0	$ 102.9	$ 163.3	$ 116.6	$ 484.8
Impact of discontinued operations	0.1	0.2	0.5	(0.1)	0.7
Net cash provided by operating activities of continuing operations	102.1	103.1	163.8	116.5	485.5
Capital expenditures for maintenance	(18.3)	(18.2)	(19.5)	(27.1)	(83.1)
Dividends paid on convertible perpetual preferred stock	(1.6)	(1.5)	—	—	(3.1)
Distributions paid to noncontrolling interests of consolidated affiliates	(13.2)	(13.0)	(13.4)	(14.8)	(54.4)
Items non-indicative of ongoing operations:					
Encompass transaction costs and related assumed liabilities	17.7	—	0.2	—	17.9
Reliant/CareSouth transaction costs	—	1.6	2.3	6.5	10.4
Net premium on bond issuance/repayment	(8.0)	11.8	(1.8)	1.9	4.0
Cash paid for professional fees - accounting, tax, and legal	0.7	2.7	0.4	0.3	4.1
Cash paid (received) for government, class action, and related settlements	—	8.0	—	(0.3)	7.7
Adjusted free cash flow	**$ 79.4**	**$ 94.5**	**$ 132.0**	**$ 83.0**	**$ 389.0**

116

Refer to pages 119-122 for end notes.

HEALTHSOUTH

Net Cash Provided by Operating Activities Reconciled to Adjusted EBITDA

	Q2		6 Months		Full Year				
(Millions)	2016	2015	2016	2015	2015	2014	2013	2012	2011
Net cash provided by operating activities	$152.2	$102.9	$311.9	$204.9	$484.8	$444.9	$470.3	$411.5	$342.7
Provision for doubtful accounts	(15.4)	(10.9)	(31.9)	(22.5)	(47.2)	(31.6)	(26.0)	(27.0)	(21.0)
Professional fees—accounting, tax, and legal	1.7	0.1	1.9	2.3	3.0	9.3	9.5	16.1	21.0
Interest expense and amortization of debt discounts and fees	43.4	30.9	88.0	62.7	142.9	109.2	100.4	94.1	119.4
Equity in net income of nonconsolidated affiliates	2.4	2.3	4.8	3.9	8.7	10.7	11.2	12.7	12.0
Net income attributable to noncontrolling interests in continuing operations	(18.6)	(17.3)	(37.3)	(33.8)	(69.7)	(59.7)	(57.8)	(50.9)	(47.0)
Amortization of debt discounts and fees	(3.4)	(3.0)	(6.8)	(6.3)	(14.3)	(12.7)	(5.0)	(3.7)	(4.2)
Distributions from nonconsolidated affiliates	(1.3)	(1.8)	(3.0)	(3.7)	(7.7)	(12.6)	(11.4)	(11.0)	(13.0)
Current portion of income tax expense	4.0	3.4	9.0	6.9	14.8	13.3	6.3	5.9	0.6
Change in assets and liabilities	36.9	45.2	55.2	101.2	147.1	90.1	48.9	58.1	41.4
Net premium paid on bond issuance/redemption	2.0	11.8	3.9	3.8	3.9	4.3	1.7	1.9	22.8
Cash used in (provided by) operating activities of discontinued operations	0.3	0.2	0.5	0.3	0.7	1.2	1.9	(2.0)	(9.1)
Transaction costs	—	3.3	—	3.3	12.3	9.3	—	—	—
Other	0.1	2.4	0.2	2.6	3.2	1.9	1.6	0.2	0.6
Adjusted EBITDA	$204.3	$169.5	$396.4	$325.6	$682.5	$577.6	$551.6	$505.9	$466.2

117

HEALTHSOUTH

118 Share Information Refer to pages 119-122 for end notes. Weighted Average for the Period Q2 6 Months Full Year (Millions) 2016 2015 2016 2015 2015 2014 2013 Basic shares outstanding(3) 89.3 89.8 89.4 88.4 89.4 86.8 88.1 Convertible perpetual preferred stock(3) — 0.8 — 2.0 1.0 3.2 10.5 Convertible senior subordinated notes(29) 8.5 8.2 8.5 8.2 8.3 8.2 1.0 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants(30) 1.6 2.7 1.5 2.7 2.3 2.5 2.5 Diluted shares outstanding 99.4 101.5 99.4 101.3 101.0 100.7 102.1 End of Period Q2 6 Months Full Year (Millions) 2016 2015 2016 2015 2015 2014 2013 Basic shares outstanding(3) 89.1 90.6 89.1 90.6 89.3 86.6 86.8 Approx. Approx. Date Conversion Rate Conversion Price Convertible senior subordinated notes(29) 07/01/16 26.6011 $37.59

119 End Notes

120 End Notes (1) HealthSouth is providing adjusted earnings per share from continuing operations attributable to HealthSouth (“adjusted earnings per share”), which is a non-GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operations. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operations. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.* (2) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non- indicative of ongoing operations. Common stock dividends are not included in the calculation of adjusted free cash flow. (3) In March 2006, the Company completed the sale of 400,000 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. In Q4 2013, the Company exchanged $320 million of newly issued 2.0% Convertible Senior Subordinated Notes due 2043 for 257,110 shares of its outstanding preferred stock. In April 2015, the Company exercised its rights to force conversion of all outstanding shares of preferred stock. On the conversion date, each outstanding share of preferred stock was converted into 33.9905 shares of common stock, resulting in the issuance of 3,271,415 shares of common stock. (4) On July 16, 2015, the board of directors approved a $0.02 per share, or 9.5%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.23 per common share. On July 21, 2016, the board of directors approved a $0.01 per share, or 4.3%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.24 per common share. (5) Under this program, Joint Commission accredited organizations, like the Company's hospitals, may seek certification for chronic diseases or conditions such as brain injury or stroke rehabilitation by complying with Joint Commission standards, effectively using evidence-based clinical practice guidelines to manage and optimize patient care, and using an organized approach to performance measurement and evaluation of clinical outcomes. Obtaining such certifications demonstrates the Company's commitment to excellence in providing disease-specific care. (6) Data compares HealthSouth hospitals to hospitals comprising the Uniform Data System for Medical Rehabilitation (“UDSMR”), a data gathering and analysis organization for the rehabilitation industry which represents approximately 70% of the industry, including HealthSouth sites. Data is adjusted by applying HealthSouth hospital case-mix to non-HealthSouth UDS hospitals. (7) Source: https://data.medicare.gov/data/home-health-compare. Data on this page was published in July 2016 and reflects OASIS and HHCAHPS Survey data collected from January 2015 through December 2015 and claims-based data collected from October 2014 through September 2015. (8) Source: FY 2017 CMS Final Rule Rate Setting File and the last publicly available Medicare cost reports (FYE 2014/2015) or in the case of new IRFs, the June 2016 CMS Provider of Service File. a. All data provided was filtered and compiled from the Centers for Medicare and Medicaid Services (CMS) Fiscal Year 2017 IRF Final Rule Rate Setting File found at https://www.cms.gov/Medicare/Medicare-Fee-for-Service-Payment/InpatientRehabFacPPS/Downloads/ FY2017_datafiles_final.zip. The data presented was developed entirely by CMS and is based on its definitions which are different in form and substance from the criteria HealthSouth uses for external reporting purposes. Because CMS does not provide its detailed methodology, HealthSouth is not able to reconstruct the CMS projections or the calculation. b.The CMS file contains data for each of the 1,133 inpatient rehabilitation facilities used to estimate the policy updates for the FY 2017 IRF-PPS Final Rule. Most of the data represents historical information from the CMS fiscal year 2015 period and may or may not reflect the same HealthSouth hospitals in operation today. The data presented was separated into three categories: Freestanding, Units, and HealthSouth. HealthSouth is a subset of Freestanding and the Total. * Reconciliations to GAAP provided on pages 95-117.

121 End Notes, con't. (9) The 119 for HLS excludes the inpatient rehabilitation hospital at HealthSouth Rehabilitation Hospital of Franklin (opened December 2015); CHI St. Vincent Hot Springs Rehabilitation Hospital, an affiliate of HealthSouth (opened February 2016); and HealthSouth Rehabilitation Hospital of Beaumont (sold June 2016). (10) In 2015, HealthSouth averaged 1,332 total Medicare and non-Medicare discharges per hospital in its then 107 consolidated hospitals that were open the full year. (11) Case Mix Index (CMI) from the rate-setting file is adjusted for short-stay transfer cases. HealthSouth’s unadjusted CMI for 2014 was 1.35 versus 1.30 for the industry as measured by UDSMR. (12) The Budget Control Act of 2011 included a reduction of up to 2% to Medicare payments for all providers that began on April 1, 2013 (as modified by H.R. 8). The reduction was made from whatever level of payment would otherwise have been provided under Medicare law and regulation. (13) HealthSouth acquired an additional 30% equity interest in Fairlawn Rehabilitation Hospital in Worcester, MA from its joint venture partner. This transaction increased HealthSouth's ownership interest from 50% to 80% and resulted in a change in accounting for the hospital from the equity method to a consolidated entity effective June 1, 2014. (14) In Q3 2012, HealthSouth amended the joint venture agreement related to St.Vincent Rehabilitation Hospital in Sherwood, AR which resulted in a change in accounting for this hospital from the equity method of accounting to a consolidated entity. (15) Data provided by UDSMR. (16) If legislation affecting Medicare is passed, HealthSouth will evaluate its effect on its business model. (17) The Medicare Access and CHIP Reauthorization Act of 2015 mandated a market basket update of +1.0% in 2018 for post-acute providers including rehabilitation hospitals as well as home health and hospice agencies. (18) The Company estimates the expected impact of each rule utilizing, among other things, the acuity of its patients over the 8-month (home health segment) to 12-month (inpatient rehabilitation segment) period prior to each rule’s release and incorporates other adjustments included in each rule. These estimates are prior to the impact of sequestration. (19) Quality reporting requirements and potential penalties were enabled for IRFs as part of the Healthcare Reform Bill (PPACA). The IMPACT Act of 2014 requires additional quality and clinical data reporting for IRFs to be subject to the original 2% penalty. (20) Pre-opening expenses include expenses for training new employees on the clinical information system, which vary based on the timing of the first admission. (21) CMS published an updated Bundled Payments for Care Episode analytic file in January 2016. Among other data, this file provided the most recent listing of Model 2 awardees and the clinical episodes each participant selected for a bundled payment arrangement. (22) The leverage ratio is based on trailing four quarters of Adjusted EBITDA of $753.3 million for YTD 2016. (23) Represents discharges from HealthSouth’s 120 consolidated hospitals in Q2 2016; 121 consolidated hospitals in Q1 2016; 120 consolidated hospitals in Q4 2015; 108 consolidated hospitals in Q3 and Q2 2015; and 106 consolidated hospitals in Q1 2015. (24) Excludes approximately 420 full-time equivalents in the 2016 periods and approximately 400 full-time equivalents in the 2015 periods presented who are considered part of corporate overhead with their salaries and benefits included in general and administrative expenses in the Company’s consolidated statements of operations. Full-time equivalents included in the table represent HealthSouth employees who participate in or support the operations of the Company’s hospitals. (25) Employees per occupied bed, or "EPOB," is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company's occupancy percentage.

122 End Notes, con't. (26) Represents home health admissions from 187 consolidated locations in Q2 2016; 184 consolidated locations in Q1 2016 and Q4 2015; 141 consolidated locations in Q3 2015; 139 consolidated locations in Q2 2015; and 143 consolidated locations in Q1 2015. (27) Represents hospice admissions from 29 locations in Q2 2016; 27 locations in Q1 2016 and Q4 2015; 23 locations in Q3 2015; and 21 locations in Q2 2015 and Q1 2015. (28) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth. Further explanation and disclosure relating to the Adjusted EBITDA amounts appearing in this presentation are included in the Company's Form 8-K, dated August 19, 2016, to which this presentation is attached as Exhibit 99.1. (29) In November 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded ~$249 million as debt and ~$71 million as equity. The convertible notes are convertible, at the option of the holders, at any time on or prior to the close of business on the business day immediately preceding December 1, 2043 into shares of the Company’s common stock and is subject to customary antidilution adjustments. The Company has the right to redeem the convertible notes before December 1, 2018 if the volume weighted-average price of the Company’s common stock is at least 120% of the conversion price of the convertible notes for a specified period. On or after December 1, 2018, the Company may, at its option, redeem all or any part of the convertible notes. In either case, the redemption price will be equal to 100% of the principal amount of the convertible notes to be redeemed, plus accrued and unpaid interest. (30) The agreement to settle the Company’s class action securities litigation received final court approval in January 2007. The 5.0 million shares of common stock and warrants to purchase ~8.2 million shares of common stock at a strike price of $41.40 (expire January 17, 2017) related to this settlement were issued on September 30, 2009. The 5.0 million common shares are included in the basic outstanding shares. The warrants were not included in the diluted share count prior to 2015 because the strike price had historically been above the market price. In Q2 2016, YTD 2016, full-year 2014, and full-year 2013, zero shares related to the warrants were included in the diluted share count due to antidilution based on the stock price. In Q2 2015, YTD 2015, and full- year 2015, 622,224, 470,136, and 80,814 shares, respectively, related to the warrants were included in the diluted share count using the treasury stock method.